================================================================================
                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER
                              AND REORGANIZATION

                                     dated

                                 June 11, 1998

                                 by and among

                       Davel Communications Group, Inc.,

                             Davel Holdings, Inc.,

                              D Subsidiary, Inc.,

                                PT Merger Corp.

                                      and

                          PhoneTel Technologies, Inc.

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE I
                              THE PHONETEL MERGER
Section 1.01 Effectuation of the PhoneTel Merger.........................    -2-
Section 1.02 Conversion of PhoneTel Shares...............................    -3-
Section 1.03 Exchange of PhoneTel Shares.................................    -4-
Section 1.04 Certain PhoneTel Adjustments................................    -7-
Section 1.05 PhoneTel Stock Options and Warrants.........................    -7-
Section 1.06 Dissenter's Rights..........................................    -8-
Section 1.07 PhoneTel Articles of Incorporation..........................    -9-
Section 1.08 PhoneTel Bylaws.............................................    -9-
Section 1.09 PhoneTel Directors and Officers.............................    -9-


                                   ARTICLE II
                                THE DAVEL MERGER

Section 2.01 Effectuation of Davel Merger................................    -9-
Section 2.02 Conversion of Old Davel Shares..............................   -10-
Section 2.03 Exchange of Old Davel Shares................................   -11-
Section 2.04 Certain Davel Adjustments...................................   -13-
Section 2.05 Davel Stock Options and Warrants............................   -13-
Section 2.06 Dissenters' Rights..........................................   -14-
Section 2.07 Davel Articles of Incorporation.............................   -15-
Section 2.08 Davel Bylaws................................................   -15-
Section 2.09 Davel Directors and Officers................................   -15-


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PHONETEL

Section 3.01 Corporate Organization......................................   -15-
Section 3.02 Authorization...............................................   -16-
Section 3.03 Capital Stock...............................................   -16-
Section 3.04 Subsidiaries................................................   -16-
Section 3.05 Consents and Approvals; No Violation........................   -17-
Section 3.06 SEC Reports and Financial Statements........................   -18-
Section 3.07 Absence of Undisclosed Liabilities..........................   -18-
Section 3.08 Changes.....................................................   -18-
Section 3.09 Investigations; Litigation..................................   -19-
Section 3.10 Contracts and Commitments...................................   -20-
Section 3.11 Environmental Matters.......................................   -20-

                                                                            PAGE
                                                                            ----
Section 3.12 Taxes.......................................................   -21-
Section 3.13 Employment Agreements.......................................   -21-
Section 3.14 Change of Control Provisions................................   -21-
Section 3.15 Employee Benefit Plans......................................   -21-
Section 3.16 Licenses....................................................   -23-
Section 3.17 Real Estate Leases..........................................   -23-
Section 3.18 Intellectual Property.......................................   -23-
Section 3.19 Compliance with Other Instruments and Laws..................   -24-
Section 3.20 Employees...................................................   -24-
Section 3.21 Information Supplied........................................   -24-
Section 3.22 Certain Fees................................................   -25-
Section 3.23 Opinion of Financial Advisor................................   -25-
Section 3.24 Voting Requirements.........................................   -25-
Section 3.25 State Takeover Statutes.....................................   -25-
Section 3.26 Payphones...................................................   -25-
Section 3.27 Average Net Revenue.........................................   -25-


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                  OF OLD DAVEL

Section 4.01 Corporate Organization......................................   -26-
Section 4.02 Authorization...............................................   -26-
Section 4.03 Capital Stock...............................................   -27-
Section 4.04 Subsidiaries................................................   -27-
Section 4.05 Consents and Approvals; No Violations.......................   -27-
Section 4.06 SEC Reports and Financial Statements........................   -28-
Section 4.07 Absence of Undisclosed Liabilities..........................   -28-
Section 4.08 Changes.....................................................   -29-
Section 4.09 Investigations; Litigation..................................   -29-
Section 4.10 Environmental Matters.......................................   -30-
Section 4.11 Certain Fees................................................   -30-
Section 4.12 Taxes.......................................................   -31-
Section 4.13 Change of Control Provisions................................   -31-
Section 4.14 Licenses....................................................   -31-
Section 4.15 Compliance with Other Instruments and Laws..................   -31-
Section 4.16 Employees...................................................   -32-
Section 4.17 Information Supplied........................................   -32-
Section 4.18 Opinion of Financial Advisor................................   -32-
Section 4.19 Voting Requirements.........................................   -32-
Section 4.20 State Takeover Statutes.....................................   -32-
Section 4.21 No Company Shares...........................................   -33-
Section 4.22 Rights......................................................   -33-
Section 4.23 Davel Financing Arrangements................................   -33-

                                                                            PAGE
                                                                            ----


                                    ARTICLE V
                              COVENANTS OF PHONETEL
Section 5.01 Conduct of Business by PhoneTel Pending
             the PhoneTel Merger.........................................   -33-
Section 5.02 Stockholders' Meeting.......................................   -34-
Section 5.03 Access to Information.......................................   -35-
Section 5.04 No Solicitation.............................................   -35-
Section 5.05 Corporate Organization......................................   -36-
Section 5.06 Preferred Stock and Notes...................................   -36-
Section 5.07 Additional Voting Agreements................................   -36-
Section 5.08 Confidentiality.............................................   -36-


                                 ARTICLE VI
                             COVENANTS OF OLD DAVEL

Section 6.01 Confidentiality.............................................   -37-
Section 6.02 Obligations of the Davel Subsidiaries.......................   -37-
Section 6.03 Indemnification.............................................   -37-
Section 6.04 Davel Stockholders' Meeting.................................   -38-
Section 6.05 New Davel Corporate Governance..............................   -38-
Section 6.06 Davel Financing.............................................   -38-
Section 6.07 Employee Matters............................................   -38-
Section 6.08 Financial Disclosure........................................   -39-


                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

Section 7.01 Reasonable Best Efforts.....................................   -39-
Section 7.02 Certain Filings.............................................   -40-
Section 7.03 Public Announcements........................................   -40-
Section 7.04 Further Assurances..........................................   -40-
Section 7.05 Notices of Certain Events...................................   -40-
Section 7.06 Preparation of the Form S-4 and the Proxy Statement.........   -41-
Section 7.07 Letters of Accountants......................................   -41-
Section 7.08 Affiliates..................................................   -42-
Section 7.09 Nasdaq Listing..............................................   -42-
Section 7.10 Tax Treatment...............................................   -42-
Section 7.11 Pooling of Interests........................................   -43-
Section 7.12 Representations.............................................   -43-

                                                                            PAGE
                                                                            ----


                                  ARTICLE VII
                            CONDITIONS TO THE MERGER
Section 8.01 Conditions to the Obligations of Each Party.................   -43-
Section 8.02 Conditions to the Obligations of Old Davel,
             New Davel, D Sub and P Sub..................................   -44-
Section 8.03 Conditions to the Obligations of PhoneTel...................   -45-


                                   ARTICLE IX
                             TERMINATION AND WAIVER

Section 9.01 Termination.................................................   -45-
Section 9.02 Waiver......................................................   -47-
Section 9.03 Effect of Termination; Termination Fee......................   -47-


                                   ARTICLE X
                                 MISCELLANEOUS

Section 10.01 Closing....................................................   -48-
Section 10.02 Notices....................................................   -48-
Section 10.03 Survival of Representations and Warranties.................   -49-
Section 10.04 Amendments; No Waivers.....................................   -49-
Section 10.05 Expenses...................................................   -49-
Section 10.06 Successors and Assigns.....................................   -49-
Section 10.07 Governing Law; Jurisdiction................................   -49-
Section 10.08 Counterparts; Effectiveness................................   -50-
Section 10.09 Headings...................................................   -50-
Section 10.10 No Third Party Beneficiaries...............................   -50-
Section 10.11 Entire Agreement...........................................   -50-

                                  DEFINED TERMS

                                                                            PAGE
                                                                            ----
Acquisition Proposal.....................................................   -35-
Adjusted Old Davel Option................................................   -13-
Adjusted Old Davel Warrant...............................................   -13-
Adjusted PhoneTel Option.................................................    -7-
Adjusted PhoneTel Warrant................................................    -7-
Affected Employee........................................................   -38-
Agreement................................................................    -1-
Average Net Revenue......................................................   -25-
Closing..................................................................   -48-
Closing Date.............................................................   -48-
Confidentiality Agreement................................................   -36-
Consulting Agreement.....................................................    -1-
Contracts................................................................   -20-
D Sub....................................................................    -1-
Davel Articles of Merger.................................................    -9-
Davel Disclosure Letter..................................................   -26-
Davel Dissenting Shares..................................................   -14-
Davel Effective Time.....................................................    -9-
Davel Exchange Fund......................................................   -11-
Davel Exchange Ratio.....................................................   -10-
Davel Material Adverse Effect............................................   -26-
Davel Merger.............................................................    -1-
Davel Merger Consideration...............................................   -10-
Davel Stockholders Approval..............................................   -26-
Davel Stockholders Meeting...............................................   -38-
Davel Subsidiaries.......................................................   -27-
Davel Subsidiary.........................................................   -27-
Davel Surviving Corporation..............................................    -9-
Davel Voting Agreements..................................................    -2-
DCG, Inc.................................................................   -15-
Debt Tender..............................................................   -36-
Disclosure Document......................................................   -40-
Dissenting Shares........................................................    -8-
Employment Agreement.....................................................    -1-
Environmental and Safety Laws............................................   -30-
Environmental Laws.......................................................   -20-
ERISA....................................................................   -22-
Exchange Act.............................................................   -17-
Exchange Agent...........................................................    -4-
Executive Agreements.....................................................    -1-
Filed Davel Reports......................................................   -29-
Filed PhoneTel Reports...................................................   -18-

                                                                            PAGE
                                                                            ----
Final Average Closing Price..............................................    -3-
Financing................................................................   -33-
Form S-4.................................................................   -24-
GAAP.....................................................................   -18-
Governmental Entity......................................................   -17-
HSR Act..................................................................   -17-
Illinois Law.............................................................    -9-
Indemnified Parties......................................................   -37-
Intellectual Property....................................................   -23-
Investigation............................................................   -19-
Letter...................................................................   -33-
Licenses.................................................................   -23-
Location Owners..........................................................   -20-
Measurement Date.........................................................    -3-
New Davel................................................................    -1-
New Davel Common Stock...................................................    -3-
New Davel Right..........................................................    -3-
New Davel Rights Agreement...............................................    -3-
New Davel Stock Option Plans.............................................    -7-
Notes....................................................................   -36-
Ohio Law.................................................................    -2-
Old Davel................................................................    -1-
Old Davel 10-K...........................................................   -28-
Old Davel 10-Q...........................................................   -28-
Old Davel Certificates...................................................   -11-
Old Davel Common Stock...................................................   -10-
Old Davel Investigation..................................................   -29-
Old Davel Options........................................................   -13-
Old Davel Reports........................................................   -28-
Old Davel Rights.........................................................   -10-
Old Davel Warrants.......................................................   -13-
P Sub....................................................................    -1-
PhoneTel.................................................................    -1-
PhoneTel 10-K............................................................   -18-
PhoneTel 10-Q............................................................   -18-
PhoneTel Certificate of Merger...........................................    -2-
PhoneTel Certificates....................................................    -4-
PhoneTel Common Stock....................................................    -3-
PhoneTel Disclosure Letter...............................................   -15-
PhoneTel Effective Time..................................................    -2-
PhoneTel Exchange Fund...................................................    -4-
PhoneTel Exchange Ratio..................................................    -3-
PhoneTel Material Adverse Effect.........................................   -15-
PhoneTel Merger..........................................................    -1-
PhoneTel Merger Consideration............................................    -3-

                                                                            PAGE
                                                                            ----
PhoneTel Options...........................................................  -7-
PhoneTel Reports........................................................... -18-
PhoneTel Stockholder Approval.............................................. -16-
PhoneTel Stockholders Meeting.............................................. -34-
PhoneTel Subsidiaries...................................................... -16-
PhoneTel Subsidiary........................................................ -16-
PhoneTel Surviving Corporation.............................................  -2-
PhoneTel Voting Agreements.................................................  -1-
PhoneTel Warrants..........................................................  -7-
PIK Preferred Stock........................................................ -16-
Plans...................................................................... -22-
Pooling Affiliate.......................................................... -42-
Preferred Stock............................................................ -16-
Proxy Statement............................................................ -17-
SEC........................................................................  -8-
Securities Act............................................................. -18-
Series A Preferred Stock................................................... -16-
Series B Preferred Stock................................................... -16-
Site Location Agreements................................................... -23-
Trading Day................................................................  -3-
Transaction................................................................  -1-

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


          This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into June 11, 1998, by and among Davel
 ---------
Communications Group, Inc., an Illinois corporation ("Old Davel"), Davel
                                                      ---------
Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Old Davel ("New Davel"), PT Merger Corp., an Ohio corporation and a wholly owned
        ---------
subsidiary of New Davel ("P Sub"), D Subsidiary, Inc., an Illinois corporation
                          -----
and a wholly owned subsidiary of New Davel ("D Sub"), and PhoneTel Technologies,
                                             -----
Inc., an Ohio corporation ("PhoneTel").
                            --------

                                   RECITALS
                                   --------

          WHEREAS, the Boards of Directors of Old Davel and PhoneTel deem it advisable and in the best interests of the stockholders of such corporations to effect a business combination of Old Davel and PhoneTel through the transactions provided for herein (collectively, the "Transaction"), as a result of which each
                                        -----------
of Old Davel and PhoneTel shall become a wholly-owned subsidiary of New Davel;

          WHEREAS, in order to effect the Transaction, (a) D Sub shall be merged with and into Old Davel with Old Davel surviving as a wholly owned subsidiary of New Davel (the "Davel Merger"), and (b) P Sub shall be merged with and into
                ------------
PhoneTel with PhoneTel surviving as a wholly-owned subsidiary of New Davel (the "PhoneTel Merger"), in each case pursuant to this Agreement;
 ---------------

          WHEREAS, the respective Boards of Directors of Old Davel and D Sub have approved the Davel Merger, and the Board of Directors of Old Davel has unanimously resolved to recommend that the Davel Merger be approved by the stockholders of Old Davel;

          WHEREAS, the respective Boards of Directors of PhoneTel and P Sub have approved of the PhoneTel Merger, and the PhoneTel Board of Directors has unanimously resolved to recommend that the PhoneTel Merger be approved by the stockholders of PhoneTel;

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Old Davel and New Davel to enter into this Agreement, (i) each director of PhoneTel, ING (U.S.) Investment Corporation and Cerberus Partners, L.P. have entered into Voting Agreements with Old Davel dated the date of this Agreement (collectively, the "PhoneTel Voting Agreements"), (ii) the chief executive officer of PhoneTel
     --------------------------
has entered into a Consulting and Non-Competition Agreement with PhoneTel, dated the date of this Agreement (the "Consulting Agreement"), and (iii) the chief
                                 --------------------
administrative officer of PhoneTel has entered into an Employment and Non-Competition Agreement with PhoneTel, dated the date of this Agreement (the "Employment Agreement" and, together with the Consulting Agreement, the
---------------------
"Executive Agreements");
---------------------

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to PhoneTel's willingness to enter into this Agreement, Mr. David R. Hill and Samstock, L.L.C. have entered into Voting Agreements with PhoneTel, dated the date of this Agreement (collectively, the "Davel Voting Agreements");
     -----------------------

          WHEREAS, for Federal income tax purposes, it is intended that the PhoneTel Merger and the Davel Merger shall collectively qualify as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the shareholders of PhoneTel and Old Davel will
              ----
recognize no gain or loss for Federal income tax purposes as a result of the consummation of the PhoneTel Merger or the Davel Merger, except with respect to any cash received.

          WHEREAS, Old Davel, New Davel and D Sub desire, for Federal income tax purposes, that the Davel Merger also qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code and that this Agreement adopted as a plan of reorganization under the provisions of Section 368(a) of the Code, and

          WHEREAS, for accounting purposes, it is intended that the Transaction be accounted for as a "pooling of interests".

          NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE I

                              THE PHONETEL MERGER

          Section 1.01   Effectuation of the PhoneTel Merger.
                         -----------------------------------

               (a) On the terms and subject to the conditions hereof, on the Closing Date, the parties shall effect the PhoneTel Merger, pursuant to which P Sub shall be merged with and into PhoneTel in accordance with the Ohio General Corporation Law ("Ohio Law"), whereupon the separate corporate existence of P
                  --------
Sub shall cease, and PhoneTel shall be the surviving corporation (the "PhoneTel
                                                                       --------
Surviving Corporation").
---------------------

               (b) On the Closing Date, in order to effectuate the PhoneTel Merger, PhoneTel and P Sub shall file a certificate of merger with the Secretary of State of the State of Ohio (the "PhoneTel Certificate of Merger") and make
                                    ------------------------------
all other filings or recordings required by Ohio Law in connection with the PhoneTel Merger. The PhoneTel Merger shall become effective at such time as the PhoneTel Certificate of Merger is duly filed with the Secretary of State of the State of Ohio and any additional requirements of Ohio Law are complied with (the "PhoneTel Effective Time").
 ------------------------

               (c) From and after the PhoneTel Effective Time, the PhoneTel Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of PhoneTel and P Sub, all as provided under Ohio Law.

          Section 1.02   Conversion of PhoneTel Shares.
                         -----------------------------

               (a) At the PhoneTel Effective Time and by virtue of the PhoneTel Merger and without any action on the part of the holders thereof:

                    (i) each share of common stock, par value $0.01 per share, of PhoneTel ("PhoneTel Common Stock") held by PhoneTel as treasury stock,
                   ---------------------
     or owned by Old Davel, New Davel or any other Davel Subsidiary, if any, immediately prior to the PhoneTel Effective Time shall be canceled, and no payment shall be made with respect thereto; provided, however, that any
                                                 --------  -------
     shares of PhoneTel Common Stock as to which PhoneTel or any PhoneTel Subsidiary is or may be required to act as a fiduciary or in a similar capacity shall not be canceled but, instead, shall be treated as set forth in Section 1.02(a)(iii) below;

                    (ii) each share of capital stock of P Sub outstanding immediately prior to the PhoneTel Effective Time shall be converted into and become one share of capital stock of the PhoneTel Surviving Corporation with the same rights and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the PhoneTel Surviving Corporation; and

                    (iii) subject to Sections 1.03(e) and 1.06 hereof, each share of PhoneTel Common Stock outstanding immediately prior to the PhoneTel Effective Time shall, except as otherwise provided in clause (i) of this subsection, be converted into the right to receive a number of fully paid and nonassessable shares of common stock, par value $.01 per share (including each attached New Davel Right, the "New Davel Common
                                                          ----------------
     Stock") of New Davel (the "PhoneTel Merger Consideration") equal to the
     -----                      -----------------------------
     quotient (the "PhoneTel Exchange Ratio") of $3.08 divided by the average of
                    -----------------------
     the closing prices (the "Final Average Closing Price") of Old Davel Common
                              ---------------------------
     Stock on the Nasdaq National Market on the 30 consecutive Trading Days ending on the second Trading Day (the "Measurement Date") prior to the date
                                            ----------------
     of the PhoneTel Stockholders Meeting; provided, however, that if the Final
                                           --------  -------
     Average Closing Price shall be less than $22.375, the Final Average Closing Price as determined in accordance with this Section 1.02(a)(iii) shall be deemed to be $22.375 and the PhoneTel Exchange Ratio shall be 0.13765. As of the PhoneTel Effective Time, all such shares of PhoneTel Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such PhoneTel Common Stock shall cease to have any rights with respect thereto, except the right to receive the PhoneTel Merger Consideration and any cash in lieu of fractional shares of New Davel Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.03(e) hereof, without interest. The term "New Davel Right", as used herein, means the common stock purchase
               ---------------
     rights to be issued pursuant to the Rights Agreement (the "New Davel Rights
                                                                ----------------
     Agreement") to be entered into by and between New Davel and ChaseMellon
     ---------
     Shareholder Services, L.L.C., as Rights Agent, between the date hereof and the Closing Date. For the purposes hereof, "Trading Day" shall mean any day
                                                 -----------
     on which the Nasdaq Stock Market is open for trading.

          Section 1.03   Exchange of PhoneTel Shares.
                         ---------------------------

               (a) Prior to the PhoneTel Effective Time, New Davel shall enter into an agreement with ChaseMellon Shareholder Services, L.L.C., as exchange agent for the PhoneTel Merger and the Davel Merger (the "Exchange Agent"), which
                                                         ---------------
shall provide that New Davel shall deposit with the Exchange Agent prior to the PhoneTel Effective Time, for the benefit of the holders of shares of PhoneTel Common Stock, for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of New Davel Common Stock issuable pursuant to Section 1.02 hereof in exchange for outstanding shares of PhoneTel Common Stock (such shares of New Davel Common Stock, together with any dividends or distributions with respect thereto payable to such holder in accordance with Section 1.03(c) hereof, and any cash payable in lieu of any fractional shares of New Davel Common Stock in accordance with Section 1.03(e) hereof, being herein referred to as the "PhoneTel Exchange Fund").
                                         ----------------------

               (b) As soon as reasonably practicable after the PhoneTel Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the PhoneTel Effective Time represented outstanding shares of PhoneTel Common Stock (the "PhoneTel
                                                                   --------
Certificates") whose shares of PhoneTel Common Stock were converted into the
------------
right to receive the PhoneTel Merger Consideration pursuant to Section 1.02 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the PhoneTel Certificates shall pass, only upon delivery of the PhoneTel Certificates to the Exchange Agent and shall be in such form and have such other provisions typical in transactions of this type as New Davel may reasonably specify) and (ii) instructions for use in surrendering the PhoneTel Certificates in exchange for the PhoneTel Merger Consideration, as applicable. Upon surrender of a PhoneTel Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such PhoneTel Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New Davel Common Stock which such holder has the right to receive pursuant to the provisions of this Article I, any dividends or other distributions with respect thereto payable to such holder in accordance with
Section 1.03(c) hereof and any cash payable in lieu of any fractional share of New Davel Common Stock in accordance with Section 1.03(e) hereof, and the PhoneTel Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of PhoneTel Common Stock which is not registered in the transfer records of PhoneTel, a certificate representing the proper number of shares of New Davel Common Stock may be issued to a person other than the person in whose name the PhoneTel Certificate so surrendered is registered if such PhoneTel Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of New Davel Common Stock to a person other than the registered holder of such PhoneTel Certificate or establishes to the satisfaction of New Davel that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 1.03, each PhoneTel Certificate shall be deemed at any time after the PhoneTel Effective Time to represent only the right to receive upon such surrender that number of whole shares of New Davel Common Stock which the holder thereof has the right to receive pursuant to the provisions of this Article I, any dividends or other distributions payable to the holder thereof in accordance with Section 1.03(c) hereof and cash in lieu of any fractional share of New Davel Common Stock in accordance with

Section 1.03(e) hereof. No interest shall be paid or shall accrue on any cash payable to holders of PhoneTel Certificates pursuant to the provisions of this
Article I.

               (c) No dividends or other distributions with respect to New Davel Common Stock with a record date after the PhoneTel Effective Time shall be paid to the holder of any unsurrendered PhoneTel Certificate with respect to the shares of New Davel Common Stock represented thereby, and, in the case of PhoneTel Certificates, no cash payment in lieu of a fractional share of New Davel Common Stock shall be paid to any such holder pursuant to Section 1.03(e) hereof, and all such dividends, other distributions and cash in lieu of fractional shares of New Davel Common Stock shall be paid by New Davel to the Exchange Agent and shall be included in the Exchange Fund, in each case, until the surrender of such PhoneTel Certificate in accordance with this Article I. Subject to the effect of applicable escheat or similar laws, following surrender of any such PhoneTel Certificate, there shall be paid to the holder of the certificate representing whole shares of New Davel Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the PhoneTel Effective Time theretofore paid with respect to such whole shares of New Davel Common Stock, and, in the case of PhoneTel Certificates, the amount of any cash payable in lieu of a fractional share of New Davel Common Stock to which such holder is entitled pursuant to Section 1.03(e) hereof, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the PhoneTel Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of New Davel Common Stock.

               (d) All shares of New Davel Common Stock issued upon the surrender for exchange of PhoneTel Certificates in accordance with the terms of this Article I (including any cash paid in lieu of fractional shares of New Davel Common Stock pursuant to this Article I) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to PhoneTel Common Stock theretofore represented by such PhoneTel Certificates, subject, however, to the PhoneTel Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the PhoneTel Effective Time which may have been declared or made by PhoneTel on such shares of PhoneTel Common Stock which remain unpaid at the PhoneTel Effective Time, and there shall be no further registration of transfers on the stock transfer books of the PhoneTel Surviving Corporation of the shares of PhoneTel Common Stock which were outstanding immediately prior to the PhoneTel Effective Time. If, after the PhoneTel Effective Time, PhoneTel Certificates are presented to the PhoneTel Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I, except as otherwise provided by law.

               (e) No certificates or scrip representing fractional shares of New Davel Common Stock shall be issued upon the surrender for exchange of PhoneTel Certificates, no dividend or distribution of New Davel shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of New Davel.

               (i) New Davel shall pay or cause to be paid to each former holder of PhoneTel Common Stock an amount in cash equal to the product obtained by multiplying

     (A) the fractional share interest to which such former holder (after taking into account all shares of PhoneTel Common Stock held at the PhoneTel Effective Time by such holder) would otherwise be entitled by (B) the Final Average Closing Price.

                    (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of PhoneTel Certificates formerly representing PhoneTel Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of PhoneTel Certificates formerly representing shares of PhoneTel Common Stock subject to and in accordance with the terms of
     Section 1.03(c) hereof.

               (f) Any portion of the Exchange Fund which remains undistributed to the holders of PhoneTel Certificates six months after the Closing Date shall be delivered to New Davel, upon demand, and any holders of the PhoneTel Certificates who have not theretofore surrendered their PhoneTel Certificates in accordance with this Article I shall thereafter look only to New Davel for payment of their claims for PhoneTel Merger Consideration, any dividends or distributions with respect to New Davel Common Stock, as applicable, and any cash in lieu of fractional shares of New Davel Common Stock.

               (g) None of New Davel, PhoneTel or the Exchange Agent shall be liable to any person in respect of any shares of New Davel Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares of New Davel Common Stock, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any PhoneTel Certificate shall not have been surrendered prior to the date on which any PhoneTel Merger Consideration, any dividends or distributions payable to the holder of such PhoneTel Certificate or any cash payable to the holder of such PhoneTel Certificate formerly representing PhoneTel Common Stock pursuant to this Article I would otherwise escheat to or become the property of any Governmental Entity, any such PhoneTel Merger Consideration, dividends or distributions in respect of such PhoneTel Certificate or any such cash shall, to the extent permitted by applicable law, become the property of the PhoneTel Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (h) The Exchange Agent shall invest any cash included in the PhoneTel Exchange Fund, as directed by New Davel, on a daily basis. Any interest and other income resulting from such investments shall be paid to New Davel.

               (i) If any PhoneTel Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such PhoneTel Certificate to be lost, stolen or destroyed and, if required by the PhoneTel Surviving Corporation, the posting by such person of a bond in such reasonable amount as the PhoneTel Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such PhoneTel Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed PhoneTel Certificate the PhoneTel Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of New Davel Common Stock deliverable in respect thereof and any cash in lieu of any fractional share, in each case, due to such person pursuant to this Agreement.

          Section 1.04  Certain PhoneTel Adjustments.  If,  after the date
                        ----------------------------
hereof and on or prior to the PhoneTel Effective Time, the outstanding shares of New Davel Common Stock or PhoneTel Common Stock shall be changed into a different number, class or series of shares or any other security by reason of any reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the PhoneTel Exchange Ratio (and/or the security or securities to be issued to the holders of PhoneTel Common Stock) shall be appropriately adjusted to provide the effects contemplated by this Agreement prior to such reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination, exchange or dividend or similar event.

          Section 1.05   PhoneTel Stock Options and Warrants.
                         -----------------------------------

               (a) As of the PhoneTel Effective Time, (i) each outstanding option to purchase PhoneTel Common Stock (collectively, the "PhoneTel Options"),
                                                             ----------------
shall be converted into an option (an "Adjusted PhoneTel Option") to purchase
                                       -------------------------
the number of shares of New Davel Common Stock equal to the number of shares of PhoneTel Common Stock subject to such options immediately prior to the PhoneTel Effective Time multiplied by the PhoneTel Exchange Ratio (rounded to the nearest whole number of shares of New Davel Common Stock), at an exercise price per share equal to the exercise price for each such share of PhoneTel Common Stock subject to such option divided by the PhoneTel Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to PhoneTel shall be deemed to refer to New Davel, where appropriate; provided, however,
                                                          --------  -------
that the adjustments provided in this clause (i) with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code shall be effected in a manner consistent with the requirements of Section 424(a) of the Code, (ii) New Davel shall assume the obligations of PhoneTel under the PhoneTel Options, (iii) each outstanding warrant to purchase PhoneTel Common Stock (the "PhoneTel Warrants")
                                                            -----------------
shall be converted into a warrant (an "Adjusted PhoneTel Warrant") to purchase
                                       -------------------------
the number of shares of New Davel Common Stock equal to the number of shares of PhoneTel Common Stock subject to such PhoneTel Warrants immediately prior to the PhoneTel Effective Time multiplied by the PhoneTel Exchange Ratio (rounded to the nearest whole number of shares of New Davel Common Stock), at an exercise price per share equal to the exercise price for each such share of PhoneTel Common Stock subject to such PhoneTel Warrant divided by the PhoneTel Exchange Ratio (rounded to the nearest whole cent), and all references in each such PhoneTel Warrant to PhoneTel shall be deemed to refer to New Davel, where appropriate and (iv) New Davel shall assume the obligations of PhoneTel under the PhoneTel Warrants. The other terms of each Adjusted PhoneTel Option and Adjusted PhoneTel Warrant, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted PhoneTel Option and Adjusted PhoneTel Warrant shall be the date on which the corresponding PhoneTel Option or PhoneTel Warrant was granted.

               (b) PhoneTel and New Davel agree that each of the applicable PhoneTel stock option plans, programs or agreements and each of the applicable New Davel stock option plans (the "New Davel Stock Option Plans") shall be
                                   ----------------------------
amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of each share of PhoneTel Common Stock held or to be awarded or paid pursuant to such plans, programs or agreements into shares of New Davel Common Stock on a basis consistent with the transactions contemplated by this Agreement. PhoneTel and New Davel agree to submit such amendments to the New Davel Stock Option Plans or such PhoneTel plans, programs or agreements to their respective stockholders, if such submission is determined to be necessary by counsel to PhoneTel or New Davel after consultation with one another to preserve the benefits of the PhoneTel Options; provided, however, that such approval shall not be a condition
                  --------  -------
to the consummation of the Transaction.

               (c) New Davel shall (i) reserve for issuance the number of shares of New Davel Common Stock that shall become subject to the Adjusted PhoneTel Warrants and the plans, programs and agreements referred to in this Section 1.05 and (ii) issue or cause to be issued the appropriate number of shares of New Davel Common Stock pursuant to the Adjusted PhoneTel Warrants and applicable plans, programs and agreements, upon the exercise or maturation of rights existing thereunder on the PhoneTel Effective Time or thereafter granted or awarded. No later than the PhoneTel Effective Time, New Davel shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration
                                                       ---
statement on Form S-8 (or other appropriate form) registering a number of shares of New Davel Common Stock necessary to fulfill New Davel's obligations under this Section 1.05. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained), if then required by the SEC, for at least as long as any Adjusted PhoneTel Options remain outstanding.

               (d) As soon as practicable after the PhoneTel Effective Time, New Davel shall deliver to the holders of PhoneTel Options and PhoneTel Warrants appropriate notices setting forth (i) such holders' rights pursuant to the respective plans and agreements evidencing the grants of the related PhoneTel Options and PhoneTel Warrants, (ii) the number of Shares of New Davel Common Stock for which such holder's Adjusted PhoneTel Options or Adjusted PhoneTel Warrants are then exercisable and the exercise price therefor, and (iii) that such PhoneTel Options and PhoneTel Warrants and the related plans, programs and agreements shall be assumed by New Davel and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
1.05 after giving effect to the PhoneTel Merger).

          Section 1.06   Dissenter's Rights.
                         ------------------

               (a) Any PhoneTel Common Stock as to which dissenting shareholders' rights are perfected under Sections 1701.84 and 1701.85 of the Ohio Law ("Dissenting Shares") shall not be converted into or represent a right
           -----------------
to receive the PhoneTel Merger Consideration. Holders of Dissenting Shares shall be entitled only to the rights of a dissenting shareholder under Section 1701.85 of the Ohio Law, and such PhoneTel Common Stock shall be canceled and retired and shall cease to exist.

               (b) If the rights of any holder who has made a demand for dissenting shareholders' rights under Section 1701.85 of the Ohio Law are terminated for any reason other than the purchase by the PhoneTel Surviving Corporation or New Davel of the PhoneTel Common Stock subject to the demand, the shares subject to the demand shall be converted into and represent only the right to receive the PhoneTel Merger Consideration, without interest thereon, upon surrender of the certificates representing the shares, and such shares shall be canceled and retired and shall cease to exist.

               (c) PhoneTel shall give Old Davel (i) prompt notice and copies of any demands for dissenting shareholders' rights under Sections 1701.84 and 1701.85 of the Ohio Law and of any withdrawals of any such demands and (ii) the right to direct all negotiations and proceedings with respect to any such demands. PhoneTel shall not, except with the prior written consent of Old Davel or New Davel, voluntarily make any payment with respect to any such demands or any offer to settle any such demands and PhoneTel's board of directors shall not waive any failure by any dissenting shareholder to comply with Section 1701.85 of the Ohio Law.

          Section 1.07   PhoneTel Articles of Incorporation.  The articles of
                         ----------------------------------
incorporation of P Sub in effect at the PhoneTel Effective Time shall be the articles of incorporation of the PhoneTel Surviving Corporation until amended in accordance with applicable law, except that the name of the PhoneTel Surviving Corporation shall be "PhoneTel Technologies, Inc."

          Section 1.08   PhoneTel Bylaws.  The code of regulations of P Sub in
                         ---------------
effect at the PhoneTel Effective Time shall be the code of regulations of the PhoneTel Surviving Corporation until amended in accordance with applicable law.

          Section 1.09   PhoneTel Directors and Officers.  From and after the
                         -------------------------------
PhoneTel Effective Time, until successors are duly elected or appointed in accordance with applicable law, (a) the directors of P Sub at the PhoneTel Effective Time shall constitute all of the directors of the PhoneTel Surviving Corporation, and (b) the officers of P Sub at the PhoneTel Effective Time shall be the officers of the PhoneTel Surviving Corporation.


                                  ARTICLE II

                               THE DAVEL MERGER

          Section 2.01   Effectuation of Davel Merger.
                         ----------------------------

               (a) On the terms and subject to the conditions hereof, on the Closing Date, the parties shall effect the Davel Merger, pursuant to which D Sub shall be merged with and into Old Davel in accordance with the Illinois Business Corporation Act ("Illinois Law"), whereupon the separate corporate existence of
                  ------------
D Sub shall cease, and Old Davel shall be the surviving corporation (the "Davel
                                                                          -----
Surviving Corporation").
---------------------

               (b) On the Closing Date, in order to effectuate the Davel Merger, Old Davel and D Sub shall file articles of merger with the Secretary of State of the State of Illinois (the "Davel Articles of Merger") and make all other
                            ------------------------
filings or recordings required by Illinois Law in connection with the Davel Merger. The Davel Merger shall become effective at such time as the Davel Articles of Merger are duly filed with the Secretary of State of the State of Illinois and any additional requirements of Illinois Law are complied with (the "Davel Effective Time").
 --------------------

               (c) From and after the Davel Effective Time, the Davel Surviving Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of Davel and D Sub, all as provided under Illinois Law.

          Section 2.02   Conversion of Old Davel Shares.
                         ------------------------------

               (a) At the Davel Effective Time and by virtue of the Davel Merger and without any action on the part of the holders thereof:

                    (i) each share of common stock, no par value per share, of Old Davel (including each attached Old Davel Right, "the Old Davel Common
                                                          --------------------
     Stock") held by Old Davel as treasury stock, or owned by PhoneTel or any
     -----
     PhoneTel Subsidiary, if any, immediately prior to the Davel Effective Time shall be canceled, and no payment shall be made with respect thereto; provided, however, that any shares of Old Davel Common Stock as to which
     --------  -------
     Old Davel or any Davel Subsidiary is or may be required to act as a fiduciary or in a similar capacity shall not be canceled but, instead, shall be treated as set forth in Section 2.02(a)(iv) below;

                    (ii) each share of capital stock of D Sub outstanding immediately prior to the Davel Effective Time shall be converted into and become one share of capital stock of the Davel Surviving Corporation with the same rights and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Davel Surviving Corporation;

                    (iii) each share of capital stock of New Davel outstanding immediately prior to the Davel Effective Time shall be canceled and cease to exist, and no payment shall be made with respect thereto; and

                    (iv) subject to Section 2.06 hereof, each share of Old Davel Common Stock, outstanding immediately prior to the Davel Effective Time shall, except as otherwise provided in clause (i) of this subsection, be converted on a one-for-one basis (the "Davel Exchange Ratio") into the
                                               --------------------
     right to receive one fully paid and nonassessable share of New Davel Common Stock (the "Davel Merger Consideration"). As of the Davel Effective Time,
                 --------------------------
     all such shares of Old Davel Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Old Davel Common Stock shall cease to have any rights with respect thereto, except the right to receive the Davel Merger Consideration to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.03 hereof, without interest. As used herein, "Old Davel
                                                                  ---------
     Rights" shall mean the common stock purchase rights issued pursuant to the
     ------
     Rights Agreement, dated as of April 22, 1998, between Old Davel and ChaseMellon Shareholder Services, L.L.C.

          Section 2.03  Exchange of Old Davel Shares.
                        ----------------------------
               (a) Prior to the Davel Effective Time, New Davel shall enter into an agreement with the Exchange Agent, which shall provide that New Davel shall deposit with the Exchange Agent prior to the Davel Effective Time, for the benefit of the holders of shares of Old Davel Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of New Davel Common Stock issuable pursuant to Section
2.02 hereof in exchange for outstanding shares of Old Davel Common Stock (such shares of New Davel Common Stock, together with any dividends or distributions with respect thereto payable to such holder in accordance with Section 2.03(c) hereof being herein referred to as the "Davel Exchange Fund").
                                        -------------------

               (b) As soon as reasonably practicable after the Davel Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Davel Effective Time represented outstanding shares of Old Davel Common Stock (the "Old Davel Certificates")
                                                   ----------------------
whose shares of Old Davel Common Stock were converted into the right to receive the Davel Merger Consideration pursuant to Section 2.02 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Davel Certificates shall pass, only upon delivery of the Old Davel Certificates to the Exchange Agent and shall be in such form and have such other provisions typical in transactions of this type as New Davel may reasonably specify) and (ii) instructions for use in surrendering the Old Davel Certificates in exchange for the Davel Merger Consideration, as applicable. Upon surrender of an Old Davel Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Old Davel Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of New Davel Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, any dividends or other distributions with respect thereto payable to such holder in accordance with Section 2.03(c) hereof, and the Old Davel Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Old Davel Common Stock which is not registered in the transfer records of Old Davel, a certificate representing the proper number of shares of New Davel Common Stock may be issued to a person other than the person in whose name the Old Davel Certificate so surrendered is registered if such Old Davel Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of New Davel Common Stock to a person other than the registered holder of such Old Davel Certificate or establishes to the satisfaction of New Davel that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03, each Old Davel Certificate shall be deemed at any time after the Davel Effective Time to represent only the right to receive upon such surrender that number of shares of New Davel Common Stock which the holder thereof has the right to receive pursuant to the provisions of this Article II and any dividends or other distributions payable to the holder thereof in accordance with Section 2.03(c) hereof. No interest shall be paid or shall accrue on any cash payable to holders of Old Davel Certificates pursuant to the provisions of this Article II.

               (c) No dividends or other distributions with respect to Old Davel Common Stock with a record date after the Davel Effective Time shall be paid to the holder of any unsurrendered Old Davel Certificate with respect to the shares of Old Davel Common Stock represented thereby, and all such dividends and other distributions shall be paid by New Davel to the Exchange Agent and shall be included in the Davel Exchange Fund, in each case, until the surrender of such Old Davel Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Old Davel Certificate, there shall be paid to the holder of the certificate representing shares of New Davel Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Davel Effective Time theretofore paid with respect to such whole shares of New Davel Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Davel Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of New Davel Common Stock.

               (d) All shares of New Davel Common Stock issued upon the surrender for exchange of Old Davel Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Old Davel Common Stock theretofore represented by such Old Davel Certificates, subject, however, to the Davel Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Davel Effective Time which may have been declared or made by New Davel on such shares of Old Davel Common Stock which remain unpaid at the Davel Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Davel Surviving Corporation of the shares of Old Davel Common Stock which were outstanding immediately prior to the Davel Effective Time. If, after the Davel Effective Time, Old Davel Certificates are presented to the Davel Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

               (e) Any portion of the Davel Exchange Fund which remains undistributed to the holders of the Old Davel Certificates six months after the Closing Date shall be delivered to New Davel, upon demand, and any holders of the Old Davel Certificates who have not theretofore surrendered their Old Davel Certificates in accordance with this Article II shall thereafter look only to New Davel for payment of their claims for Davel Merger Consideration and any dividends or distributions with respect to New Davel Common Stock, as applicable.

               (f) None of New Davel, D Sub or the Exchange Agent shall be liable to any person in respect of any shares of New Davel Common Stock any dividends or distributions with respect thereto, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Old Davel Certificate shall not have been surrendered prior to the date on which any Davel Merger Consideration, any dividends or distributions payable to the holder of such Old Davel Certificate or any cash payable to the holder of such Old Davel Certificate formerly representing Old Davel Common Stock pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity, any such Davel Merger Consideration, dividends or distributions in respect of such Old Davel Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Davel Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (g) The Exchange Agent shall invest any cash included in the Davel Exchange Fund, as directed by New Davel, on a daily basis. Any interest and other income resulting from such investments shall be paid to New Davel.

               (h) If any Old Davel Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Davel Certificate to be lost, stolen or destroyed and, if required by the Davel Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Davel Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Old Davel Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Old Davel Certificate the Davel Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of New Davel Common Stock deliverable in respect thereof, in each case, due to such person pursuant to this Agreement.

          Section 2.04   Certain Davel Adjustments.  If after the date hereof
                         -------------------------
and on or prior to the Davel Effective Time the outstanding shares of New Davel Common Stock or Old Davel Common Stock shall be changed into a different number, class or series of shares or any other security by reason of any reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the Davel Exchange Ratio (and/or the security or securities to be issued to the holders of Old Davel Common Stock) shall be appropriately adjusted to provide the effects contemplated by this Agreement prior to such reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination, exchange or dividend or similar event.

          Section 2.05   Davel Stock Options and Warrants.
                         --------------------------------

               (a) As of the Davel Effective Time, (i) each outstanding option to purchase Old Davel Common Stock (collectively, the "Old Davel Options"),
                                                       -----------------
shall be converted into an option (an "Adjusted Old Davel Option") to purchase
                                       -------------------------
the same number of shares of New Davel Common Stock at an exercise price per share equal to the exercise price for each such share of Old Davel Common Stock subject to such option, and all references in each such option to Old Davel shall be deemed to refer to New Davel, where appropriate, (ii) New Davel shall assume the obligations of Old Davel under the Old Davel Options, (iii) each outstanding warrant to purchase Old Davel Common Stock (the "Old Davel
                                                             ---------
Warrants") shall be converted into a warrant (an "Adjusted Old Davel Warrant")
--------                                          --------------------------
to purchase the same number of shares of New Davel Common Stock, at an exercise price per share equal to the exercise price for each such share of Old Davel Common Stock subject to such Old Davel Warrant, and all references in each such Old Davel Warrant to Old Davel shall be deemed to refer to New Davel, where appropriate and (iv) New Davel shall assume the obligations of Old Davel under the Old Davel Warrants. The other terms of each Adjusted Old Davel Option and Adjusted Old Davel Warrant, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Old Davel Option and Adjusted Old Davel Warrant shall be the date on which the corresponding option or warrant was granted.

               (b) Old Davel and New Davel agree that each of the applicable Old Davel stock option plans, programs or agreements and each of the applicable New Davel Stock Option Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of each share of Old Davel Common Stock held or to be awarded or paid pursuant to such plans, programs or agreements into shares of New Davel Common Stock on a basis consistent with the transactions contemplated by this Agreement. Old Davel and New Davel agree to submit such amendments to the New Davel Stock Option Plans or such Old Davel plans, programs or agreements to their respective stockholders, if such submission is determined to be necessary by counsel to Old Davel or New Davel after consultation with one another; provided, however, that such approval shall not be a condition to the
         --------  -------
consummation of the Transaction.

               (c) New Davel shall (i) reserve for issuance the number of shares of New Davel Common Stock that shall become subject to the plans, programs and agreements referred to in this Section 2.05 and (ii) issue or cause to be issued the appropriate number of shares of New Davel Common Stock pursuant to applicable plans, programs and agreements, upon the exercise or maturation of rights existing thereunder on the Davel Effective Time or thereafter granted or awarded. No later than the Davel Effective Time, New Davel shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of New Davel Common Stock necessary to fulfill New Davel's obligations under this Section 2.05. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained), if then required by the SEC, for at least as long as any Adjusted Old Davel Options remain outstanding.

               (d) As soon as practicable after the Davel Effective Time, New Davel shall deliver to the holders of Old Davel Options and Old Davel Warrants appropriate notices setting forth (i) such holders' rights pursuant to the respective plans and agreements evidencing the grants of the related Old Davel Options and Old Davel Warrants, (ii) the number of shares of New Davel Common Stock for which such holder's Adjusted Old Davel Options or Adjusted Old Davel Warrants are then exercisable and the exercise price therefor and (iii) that such Old Davel Options and Old Davel Warrants and the related plans, programs and agreements shall be assumed by New Davel and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
2.05 after giving effect to the Davel Merger).

          Section 2.06   Dissenters' Rights.
                         ------------------

               (a) Any Old Davel Common Stock as to which rights are perfected under Sections 5/11.65 and 5/11.70 of the Illinois Law ("Davel Dissenting
                                                         ----------------
Shares") shall not be converted into or represent a right to receive the Old
------
Davel Merger Consideration. Holders of Davel Dissenting Shares shall be entitled only to the rights of a dissenting shareholder under Section 5/11.70 of the Illinois Law, and such Old Davel Common Stock shall be canceled and retired and shall cease to exist.

               (b) If the rights of any holder who has made a demand for dissenters' rights under Section 5/11.70 of the Illinois Law are terminated for any reason other than the purchase by the Davel Surviving Corporation or New Davel of the Old Davel Common Stock subject to the demand, the shares subject to the demand shall be converted into and represent only the right to receive the Davel Merger Consideration, without interest thereon, upon surrender of the certificates representing the shares, and such shares shall be canceled and retired and shall cease to exist.

          Section 2.07   Davel Articles of Incorporation.  The articles of
                         -------------------------------
incorporation of D Sub in effect at the Davel Effective Time shall be the articles of incorporation of the Davel Surviving Corporation until amended in accordance with applicable law, except that the name of the Davel Surviving Corporation shall be "DCG, Inc." or such other name as Old Davel shall
                      ---------
determine.

          Section 2.08   Davel Bylaws.  The bylaws of D Sub in effect at the
                         ------------
Davel Effective Time shall be the bylaws of the Davel Surviving Corporation until amended in accordance with applicable law.

          Section 2.09   Davel Directors and Officers.  From and after the Davel
                         ----------------------------
Effective Time, until successors are duly elected or appointed in accordance with applicable law, (a) the directors of D Sub at the Davel Effective Time shall constitute all of the directors of the Davel Surviving Corporation, and
(b) the officers of D Sub at the Davel Effective Time shall be the officers of the Davel Surviving Corporation.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PHONETEL

       PhoneTel represents and warrants to Old Davel and New Davel that:

          Section 3.01   Corporate Organization.  PhoneTel is a corporation duly
                         ----------------------
organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Section 3.01 of the disclosure letter delivered by PhoneTel to Old Davel and New Davel concurrently with the execution of this Agreement (the "PhoneTel Disclosure Letter"), PhoneTel is duly qualified
                        --------------------------
to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a PhoneTel Material Adverse Effect. As used herein, "PhoneTel Material
                                                           -----------------
Adverse Effect" shall mean a material adverse effect on the business, assets,
--------------
condition (financial or otherwise) or results of operations of PhoneTel and the PhoneTel Subsidiaries taken as a whole, except for the impact of any order or determination by the Federal Communications Commission or Federal appellate court concerning compensation paid by interexchange carriers and local exchange carriers to payphone service providers as provided in the Federal Communications Commission CC Docket No. 96-128, Implementation of the Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996.

          Section 3.02   Authorization.  PhoneTel has the necessary corporate
                         -------------
power and authority to enter into this Agreement and, subject to the approval of this Agreement and the PhoneTel Merger by the affirmative vote of the holders of a majority of the outstanding shares of PhoneTel Common Stock at the PhoneTel Stockholders Meeting ("PhoneTel Stockholder Approval"), to carry out its
                       -----------------------------
obligations hereunder. The execution and delivery of this Agreement by PhoneTel, the performance by PhoneTel of its obligations hereunder and the consummation by PhoneTel of the Transaction have been duly and validly authorized by PhoneTel's Board of Directors, have been unanimously approved by the PhoneTel Board of Directors prior to either Old Davel or New Davel becoming an "interested shareholder" (as defined in Section 1704.01(C)(8) of Ohio Law) and have been approved by PhoneTel's Board of Directors as otherwise required by PhoneTel's articles of incorporation. Except for PhoneTel Stockholder Approval, no other corporate proceeding on the part of PhoneTel is necessary for the execution and delivery of this Agreement by PhoneTel, the performance by PhoneTel of its obligations hereunder or the consummation by PhoneTel of the Transaction. This Agreement has been duly and validly executed and delivered by PhoneTel and is a legal, valid and binding obligation of PhoneTel, enforceable against PhoneTel in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

          Section 3.03   Capital Stock.  As of June 1, 1998, the authorized
                         -------------
capital stock of PhoneTel consisted of: (a) 50,000,000 shares of PhoneTel Common Stock, of which 16,641,505 shares were issued and outstanding and no shares were held in PhoneTel's treasury and (b) 10,000,000 shares of preferred stock, without par value, consisting of (i) 200,000 shares designated as 14% Convertible Cumulative Redeemable Preferred Stock (the "PIK Preferred Stock"),
                                                        -------------------
of which 142,982 shares were issued and outstanding, (ii) 250,000 shares designated as Series A Special Convertible Preferred ("Series A Preferred
                                                       ------------------
Stock"), of which no shares were issued and outstanding, and (iii) 250,000 shares designated as Series B Special Convertible Preferred ("Series B Preferred
                                                              ------------------
Stock"), of which no shares were issued and outstanding (the PIK Preferred
-----
Stock, the Series A Preferred Stock and the Series B Preferred Stock sometimes being collectively referred to herein as the "Preferred Stock"). All of the
                                              ---------------
outstanding shares of capital stock of PhoneTel have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of June 1, 1998, except for
(i) the Preferred Stock, (ii) options to acquire up to 1,978,313 shares of PhoneTel Common Stock and (iii) warrants to acquire up to 5,284,011 shares of PhoneTel Common Stock, there were no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating PhoneTel to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock.

          Section 3.04   Subsidiaries.  Section 3.04 of the PhoneTel Disclosure
                         ------------
Letter lists all direct and indirect subsidiaries of PhoneTel (each, a "PhoneTel
                                                                        --------
Subsidiary" and collectively, the "PhoneTel Subsidiaries").  Except for the
----------                         ---------------------
PhoneTel Subsidiaries and as listed in Section 3.04 of the PhoneTel Disclosure Letter, PhoneTel does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. Each PhoneTel Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Section 3.04 of the PhoneTel Disclosure Letter, each PhoneTel Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably expected to have a PhoneTel Material Adverse Effect. Except as set forth in
Section 3.04 of the PhoneTel Disclosure Letter, all outstanding shares of capital stock of each PhoneTel Subsidiary are validly issued, fully paid and nonassessable and are owned by PhoneTel or another PhoneTel Subsidiary free and clear of any liens, claims or encumbrances.

          Section 3.05   Consents and Approvals; No Violation.  Except as set
                         ------------------------------------
forth in Section 3.05 of the PhoneTel Disclosure Letter and except for (a) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), including the filing
                                           ------------
with and clearing by the SEC of a joint proxy statement relating to the PhoneTel Stockholders Meeting and the Davel Stockholders Meeting, as amended or supplemented from time to time (the "Proxy Statement"), (b) the filing of a
                                     ---------------
Pre-Merger Notification and Report Form by PhoneTel and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (c) the filing of the
                                           -------
PhoneTel Certificate of Merger as required by Ohio Law, (d) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Transaction, (e) filings with the American Stock Exchange and the SEC with respect to the delisting and deregistration of the shares of PhoneTel Common Stock and (f) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required by state public utility or public service commissions or under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of, any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") is necessary for the consummation by PhoneTel of the
 -------------------
Transaction. Neither the execution and delivery of this Agreement by PhoneTel nor the consummation by PhoneTel of the Transaction, nor compliance by PhoneTel with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the articles of incorporation or bylaws, or comparable organizational documents, of PhoneTel or any PhoneTel Subsidiary,
(ii) except as set forth in Section 3.05 of the PhoneTel Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PhoneTel or any PhoneTel Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or, (iii) subject to the governmental filings and other matters referred to above in this Section 3.05, violate any Federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation applicable to PhoneTel, any PhoneTel Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a PhoneTel Material Adverse Effect or impair materially PhoneTel's ability to perform its obligations hereunder or prevent or materially delay the consummation of the Transaction. The Ohio Control Share Acquisition Act (Section 1701.831 et seq. of the Ohio Law) does
                                                -- ---

not apply to the execution and delivery of this Agreement or the consummation of the Transaction.

          Section 3.06   SEC Reports and Financial Statements.
                         ------------------------------------

               (a) Since December 31, 1994, PhoneTel has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act (hereinafter
                             --------------
collectively referred to as the "PhoneTel Reports"), all of which have complied
                                 ----------------
in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

               (b) None of the PhoneTel Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and changes in financial position (including, without limitation, the related notes thereto) of PhoneTel and the PhoneTel Subsidiaries included in the financial statements contained in PhoneTel's Annual Report on Form 10-K for the year ended December 31, 1997 (the "PhoneTel 10-K") and in PhoneTel's Quarterly Report on Form 10-Q for the quarter
 -------------
ended March 31, 1998 (the "PhoneTel 10-Q"), present fairly the consolidated
                           -------------
financial position of PhoneTel and the PhoneTel Subsidiaries as of their respective dates, and the results of consolidated operations and changes in consolidated financial position for the periods then ended, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent
                                                ----
basis, except as otherwise noted therein, and subject in the case of unaudited interim financial statements to normal year-end audit adjustments and the absence of footnotes.

          Section 3.07   Absence of Undisclosed Liabilities.  Neither PhoneTel
                         ----------------------------------
nor any PhoneTel Subsidiary has any liabilities (whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of PhoneTel and the PhoneTel Subsidiaries as of December 31, 1997 or reflected in the notes thereto, (b) liabilities incurred since December 31, 1997 in the ordinary course of business, (c) liabilities disclosed in Section 3.07 of the PhoneTel Disclosure Letter, or (d) any liabilities which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a PhoneTel Material Adverse Effect.

          Section 3.08   Changes.  Since the date of the PhoneTel 10-K, and
                         -------
except as set forth in the PhoneTel Reports filed prior to the date of this Agreement (as amended to the date hereof, the "Filed PhoneTel Reports"), and
                                               ----------------------
except as otherwise disclosed in Section 3.08 of the PhoneTel Disclosure Letter or as otherwise provided by this Agreement:

               (a) there has been no Material Adverse Effect;

               (b) except as permitted by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of PhoneTel's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by PhoneTel in respect of PhoneTel's capital stock, or any issuance of any shares of capital stock of PhoneTel (other than pursuant to the exercise of options and warrants pursuant to their terms), or any granting to any person of any option to purchase or other right to acquire shares of capital stock of PhoneTel or any stock split or other change in PhoneTel's capitalization;

               (c) neither PhoneTel nor any PhoneTel Subsidiary has entered into or agreed to enter into any new or amended contract with any labor unions representing employees of PhoneTel or any PhoneTel Subsidiary;

               (d) neither PhoneTel nor any PhoneTel Subsidiary has entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity;

               (e) neither PhoneTel nor any PhoneTel Subsidiary has (i) entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations and except for the Executive Agreements or (ii) made any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans; and

               (f) neither PhoneTel nor any PhoneTel Subsidiary has made any change in accounting methods, principles or practices materially and adversely affecting its assets, liabilities or business, except in accordance with GAAP.

          Section 3.09   Investigations; Litigation.
                         --------------------------

               (a) Except as described in Section 3.09(a) of the PhoneTel Disclosure Letter and other than reviews pursuant to the HSR Act, there are no pending or, to the knowledge of PhoneTel, threatened investigations, reviews or inquiries by any Governmental Entity with respect to PhoneTel or any PhoneTel Subsidiary or with respect to the activities of any officer, director or, to the knowledge of PhoneTel, employee of PhoneTel (an "Investigation"), other than
                                                 -------------
Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect. For the purpose of this Agreement, "knowledge of
                                                             ------------
PhoneTel" shall be deemed to mean the actual knowledge, after reasonable
--------
inquiry, of any executive officer of PhoneTel.

               (b) Except as described in Section 3.09(b) of the PhoneTel Disclosure Letter, (i) there are no actions or proceedings pending or, to the knowledge of PhoneTel, threatened against PhoneTel or any PhoneTel Subsidiary before any court or before any administrative agency or administrative officer or executive, whether Federal, state, local or foreign, which seek to enjoin the PhoneTel Merger or the Davel Merger or which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against PhoneTel or any PhoneTel Subsidiary that, individually or in the aggregate, would reasonably be expected to have a PhoneTel Material Adverse Effect, (iii) neither PhoneTel nor any PhoneTel Subsidiary is in violation of, and none of them has received any claim or notice that it is in violation of, any Federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any Governmental Entity, which violations, individually or in the aggregate, would reasonably be expected to have a PhoneTel Material Adverse Effect; and (iv) there are no actions pending or, to the knowledge of PhoneTel, threatened against the directors or any director of PhoneTel alleging a breach of such directors' or director's fiduciary duties (except such actions which may arise as a result of the Transaction).

          Section 3.10   Contracts and Commitments.
                         -------------------------

               (a) Except as are attached as exhibits to any Filed PhoneTel Report or as set forth in Section 3.10 of the PhoneTel Disclosure Letter, PhoneTel is not, nor is any PhoneTel Subsidiary, with respect to its business, a party to any contracts or agreements that are material to the business, properties, assets or financial condition of PhoneTel and the PhoneTel Subsidiaries, taken as a whole (together with all amendments, exhibits, attachments, waivers or other changes thereto, the "Contracts").
                                                    ---------

               (b) PhoneTel has supplied or made available to Old Davel valid copies of all Contracts.

               (c) Since January 1, 1998, PhoneTel has not altered its payment practices with regard to amounts payable to local exchange carriers in respect of payphone services or with regard to amounts payable to Location Owners in respect of commissions, which alteration would result in a material breach of the contractual duties of PhoneTel to such local exchange carriers in the aggregate or to such Location Owners in the aggregate.

          Section 3.11   Environmental Matters.  Except as described in the
                         ---------------------
Filed PhoneTel Reports, (a) PhoneTel and each of the PhoneTel Subsidiaries are in compliance with all applicable Federal, state, local and foreign laws and regulations and all judicial and administrative orders and determinations relating to pollution or protection of the environment or of human health (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for
                                              ------------------
non-compliance that would not, individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect, which compliance includes, but is not limited to, the possession by PhoneTel and each of the PhoneTel Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) neither PhoneTel nor any of the PhoneTel Subsidiaries has received written notice of, or, to the knowledge of PhoneTel, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect; and (c) there has not been by PhoneTel or any of the PhoneTel Subsidiaries any treatment, storage, disposal or release of any hazardous or toxic material, substance or waste or of petroleum, or any fractions or by-products thereof, at any of their current or, to the knowledge of PhoneTel, former properties or facilities or any current or, to the knowledge of PhoneTel, former offsite properties and facilities used in the business of PhoneTel or the PhoneTel Subsidiaries (in each case, other than properties or facilities where payphones are located pursuant to Site Location Agreements with location providers ("Location Owners")) in a manner or at levels that require or
                     ---------------
is reasonably likely
to require investigation, removal or remediation under Environmental Laws that would, either individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect.

          Section 3.12   Taxes.    Each of PhoneTel and the PhoneTel
                         -----
Subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all materials respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a PhoneTel Material Adverse Effect. Each of PhoneTel and the PhoneTel Subsidiaries has timely paid (or PhoneTel has paid on its behalf) all taxes that have become due and payable, except to the extent the failure to pay such taxes individually or in the aggregate would not reasonably be expected to have a PhoneTel Material Adverse Effect, and the most recent financial statements contained in the PhoneTel Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by PhoneTel and the PhoneTel Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (a) No deficiencies for any taxes have been proposed, asserted or assessed against PhoneTel or any of the PhoneTel Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a PhoneTel Material Adverse Effect. There is no action, suit, taxing authority proceeding or audit now in progress, pending, or, to the knowledge of PhoneTel, threatened against or with respect to PhoneTel or any of the PhoneTel Subsidiaries.

          Section 3.13   Employment Agreements.  Except as disclosed in Section
                         ---------------------
3.13 of the PhoneTel Disclosure Letter and except for the Executive Agreements, there are no employment, consulting, severance or indemnification contracts or agreements between PhoneTel or any PhoneTel Subsidiary, on the one hand, and any directors, officers or other employees of PhoneTel or any PhoneTel Subsidiary, on the other hand.

          Section 3.14   Change of Control Provisions.  Except as disclosed in
                         ----------------------------
Section 3.14 of the PhoneTel Disclosure Letter, none of the contracts or agreements set forth in Section 3.13 of the PhoneTel Disclosure Letter and none of PhoneTel's or any PhoneTel Subsidiary's employee benefit plans, programs or arrangements contains any provision that would become operative as the result of a change of control of PhoneTel or that would become operative as a result of the PhoneTel Merger or the Transaction.

          Section 3.15   Employee Benefit Plans.
                         ----------------------

               (a) Except as set forth in Section 3.15(a) of the PhoneTel Disclosure Letter, all of the (i) Plans and (ii) other bonus, insurance, pension, profit sharing, retirement, health, and other benefit plans, stock option plans and stock purchase or ownership plans currently maintained by PhoneTel or any of the PhoneTel Subsidiaries or to which PhoneTel or any of the PhoneTel Subsidiaries is a party may be terminated by the PhoneTel Surviving Corporation following the PhoneTel Effective Time without financial penalty or premium and there shall be no obligation of the PhoneTel Surviving Corporation or New Davel following the PhoneTel Effective

Time to issue any shares of their respective capital stock pursuant to any of the foregoing or otherwise following the PhoneTel Effective Time. Except as set forth in Section 3.15(a) of the PhoneTel Disclosure Letter, no payment by PhoneTel or any of the PhoneTel Subsidiaries to any person (payable or distributable pursuant to the foregoing agreements and plans or this Agreement) shall be nondeductible by PhoneTel or any of the PhoneTel Subsidiaries for Federal income tax purposes because of Section 280G of the Code.

               (b) Since December 31, 1997, all employee benefit plans within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by PhoneTel or any of the PhoneTel
                   -----
Subsidiaries (collectively, the "Plans") are in material compliance with, and
                                 -----
have been administered and operated in accordance with, the terms of such Plans and applicable law, and the Internal Revenue Service has determined that each such Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and that each related trust is exempt from tax under Section 501(a) of the Code. No event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Plan subject to Title III of ERISA. No material liability under any statutes, orders, governmental rules or regulations applicable to any Plan, including, without limitation, ERISA and the Code, has been or may reasonably be expected to be incurred with respect to any Plan (other than liabilities for the payment of contributions and benefits in the ordinary course). No Plan has been terminated pursuant to Title IV of ERISA. No event has occurred and no condition exists with respect to any Plan which presents a risk of termination or partial termination of any Plan which could reasonably be anticipated to result in liability on the part of PhoneTel or any of the PhoneTel Subsidiaries. Full payment has been made, or provision has been made therefor, of all amounts which PhoneTel or any of the PhoneTel Subsidiaries were required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither PhoneTel nor any of the PhoneTel Subsidiaries nor, to the knowledge of PhoneTel, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any nonexempt prohibited transactions in connection with any Plan (or its related trust) with respect to which PhoneTel, any of the PhoneTel Subsidiaries, or any officer, director, employee of PhoneTel or any of the PhoneTel Subsidiaries or, to the knowledge of PhoneTel, any trustee, administrator or other fiduciary of any Plan, would be subject to either a penalty pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code nor, to the knowledge of PhoneTel, shall the consummation of the Transaction constitute such a transaction. Except as disclosed in Section 3.15(b) of the PhoneTel Disclosure Letter, no claim, action or litigation, has been made, commenced or, to the knowledge of PhoneTel, threatened with respect to any Plan (other than claims for benefits made in the ordinary course). No Plan or related trust owns any securities in violation of Section 407 of ERISA. No withdrawal by PhoneTel or any of the PhoneTel Subsidiaries, partial or complete, within the meaning of Title IV of ERISA, has occurred or may be reasonably expected to occur with respect to any Plan which is a multiemployer plan which would create a material liability not adequately reserved against by PhoneTel. With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a defined benefit plan and is not a multiemployer plan, the assets of such Plan available to meet the accrued liabilities of such Plan would exceed such liabilities, based on the actuarial assumptions used for plan termination. PhoneTel has paid, or has set up an adequate reserve for, all liabilities under each Plan.

          Section 3.16   Licenses.  PhoneTel and the PhoneTel Subsidiaries have
                         --------
obtained all permits, concessions, grants, franchises, licenses and other federal, state, local or foreign governmental authorizations and approvals (collectively, "Licenses") material, individually or in the aggregate, to the
                --------
conduct of the business of PhoneTel and the PhoneTel Subsidiaries taken as a whole. All such Licenses are in full force and effect and, to the knowledge of PhoneTel, will not be impaired or adversely affected by the Transaction in a manner or to a degree that would reasonably be expected to have a PhoneTel Material Adverse Effect. There is not pending or, to the knowledge of PhoneTel, threatened any domestic or foreign suit or proceeding with respect to the suspension, revocation, cancellation, modification or non-renewal of any of such Licenses, and, except as set forth in Section 3.16 of the PhoneTel Disclosure Letter, no event under the control of PhoneTel has occurred that (whether with notice or lapse of time, or both) would reasonably be expected to result in a suspension or revocation of or failure to renew any of such Licenses, the loss of which would reasonably be expected to have a PhoneTel Material Adverse Effect.

          Section 3.17   Real Estate Leases.  Section 3.17 of the PhoneTel
                         ------------------
Disclosure Letter sets forth a list of (a) all leases and subleases under which PhoneTel and the PhoneTel Subsidiaries is lessor or lessee of any real property, together with all amendments, supplements, nondisturbance agreements and other agreements pertaining thereto, (b) all options held by PhoneTel and the PhoneTel Subsidiaries or contractual obligations on the part of PhoneTel and the PhoneTel Subsidiaries to purchase or acquire any interest in real property and (c) all options granted by PhoneTel and the PhoneTel Subsidiaries or contractual obligations on the part of PhoneTel and the PhoneTel Subsidiaries to sell or dispose of any interest in real property, in each case, other than site location agreements between PhoneTel or any of the PhoneTel Subsidiaries and Location Owners ("Site Location Agreements").
         ------------------------

          Section 3.18   Intellectual Property.
                         ---------------------

               (a) All of the patents, registered trademarks, registered service marks, registered copyrights, applications for any of the foregoing and unregistered trademarks, service marks, copyrights, trade names and corporate names material to the conduct of the business of PhoneTel and the PhoneTel Subsidiaries (collectively, "Intellectual Property") are set forth in Section
                             ---------------------
3.18 of the PhoneTel Disclosure Letter. To the knowledge of PhoneTel and except as set forth in Section 3.18 of the PhoneTel Disclosure Letter, (i) PhoneTel or one of the PhoneTel Subsidiaries owns and possesses all right, title and interest in and to, or possesses the valid right to use, the Intellectual Property; (ii) neither PhoneTel nor any PhoneTel Subsidiary has received any notice of any potential claim of any, infringement of or misappropriation from any third party with respect to any material item of Intellectual Property;
(iii) each item of Intellectual Property is valid and enforceable; and (iv) neither PhoneTel nor any of the PhoneTel Subsidiaries is currently infringing and, except as set forth in Section 3.18 of the PhoneTel Disclosure Letter, has not infringed any intellectual property of any other person. To the knowledge of PhoneTel, the PhoneTel Merger and the Transaction will not impair any item of Intellectual Property.

               (b) PhoneTel has taken all commercially reasonable measures to ensure that none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by PhoneTel or by any of the PhoneTel Subsidiaries in the conduct of its business shall malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (i) date-related data from, onto and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except where any such malfunction or generation of incorrect data or results would not reasonably be expected to have a PhoneTel Material Adverse Effect.

          Section 3.19   Compliance with Other Instruments and Laws.  Except as
                         ------------------------------------------
set forth in Section 3.19 of the PhoneTel Disclosure Letter, neither PhoneTel nor any PhoneTel Subsidiary is in violation of any term of its articles of incorporation or code of regulations or comparable organizational documents, or in violation of any Contract or of any judgment, decree or order which names PhoneTel or any PhoneTel Subsidiary or in violation of any term of any other material instrument, contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except to the extent that any such violation would not reasonably be expected to have a PhoneTel Material Adverse Effect. Except as set forth in Section 3.19 of the PhoneTel Disclosure Letter, PhoneTel's and each PhoneTel Subsidiary's businesses are in compliance with all Federal, state, local and foreign statutes, laws, ordinances, rules, governmental regulations, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to the operation of such business, except to the extent that the failure to be in compliance would not reasonably be expected to have a PhoneTel Material Adverse Effect.

          Section 3.20   Employees.  Without limiting the generality of Section
                         ---------
3.19 hereof, PhoneTel has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and, to the knowledge of PhoneTel, it does not have any material labor relations problems (including, without limitation, actual or threatened strikes or work stoppages or material grievances).

          Section 3.21   Information Supplied.  None of the information supplied
                         --------------------
or to be supplied by PhoneTel for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by New Davel in connection with the issuance of New Davel Common Stock in the Transaction (the "Form S-4") shall, at the time the Form S-4 is filed with the SEC or at the time
 --------
it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Proxy Statement shall, at the date it is first mailed to PhoneTel's stockholders or at the time of the PhoneTel Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by PhoneTel with respect to statements made or incorporated by reference therein based on information supplied by Old Davel or New Davel for inclusion or incorporation by reference in the Proxy Statement.

          Section 3.22   Certain Fees.  Except in connection with the engagement
                         ------------
of Ladenburg, Thalman & Company and as otherwise set forth in Section 3.22 of the PhoneTel Disclosure Letter, neither PhoneTel nor any PhoneTel Subsidiary has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the Transaction. The fees payable by PhoneTel to Ladenburg, Thalman & Company in connection with the Transaction are set forth in Section 3.22 of the PhoneTel Disclosure Letter.

          Section 3.23   Opinion of Financial Advisor.  PhoneTel has received
                         ----------------------------
the opinion of Ladenburg, Thalman & Company, dated the date hereof, to the effect that, as of such date, the Merger Consideration to be received in the PhoneTel Merger by PhoneTel's stockholders is fair to PhoneTel's stockholders from a financial point of view.

          Section 3.24   Voting Requirements.  PhoneTel Stockholder Approval is
                         -------------------
the only vote of the holders of any class or series of PhoneTel's capital stock necessary to adopt this Agreement and the PhoneTel Merger.

          Section 3.25   State Takeover Statutes. The Board of Directors of
                         -----------------------
PhoneTel has approved this Agreement and the consummation of the PhoneTel Merger and the Transaction, and such approval constitutes approval of the PhoneTel Merger by the Board of Directors of PhoneTel under the provisions of Section 1704 of Ohio Law such that Section 1704 of Ohio Law does not apply to the Transaction. To the knowledge of PhoneTel, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or Federal law applicable to PhoneTel is applicable to the Transaction.

          Section 3.26   Payphones.  PhoneTel has good and marketable title to
                         ---------
at least 45,000 installed payphones, all of which, except for those specifically described in Section 3.26 of the PhoneTel Disclosure Letter, are operational and which, except for those payphones further specifically described in Section 3.26 of the PhoneTel Disclosure Letter, are subject to enforceable Site Location Agreements with an average remaining term of 46 months.

          Section 3.27   Average Net Revenue.  The Average Net Revenue is at
                         -------------------
least $70.00 per payphone in operation by PhoneTel and the PhoneTel Subsidiaries as of the date hereof. For purposes of this Agreement, "Average Net Revenue"
                                                         -------------------
for such payphones shall mean the average of the monthly gross revenues (excluding dial-around compensation) minus telephone bills (excluding operator service provider fees) and commissions for the 3 months prior to March 31, 1998.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                 OF OLD DAVEL

          Old Davel represents and warrants to PhoneTel as follows:

          Section 4.01  Corporate Organization.  Each of Old Davel, New Davel, D
                        ----------------------
Sub and P Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses as now being conducted. Except as set forth in Section 4.01 of the disclosure letter delivered by Old Davel to PhoneTel concurrently with the execution of this Agreement (the "Davel
                                                                 -----
Disclosure Letter"), Old Davel, New Davel, D Sub and P Sub are duly qualified to
-----------------
do business and are in good standing in each jurisdiction in which the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Davel Material Adverse Effect. As used herein, "Davel Material Adverse Effect"
                                                 -----------------------------
shall mean a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Old Davel and its subsidiaries taken as a whole, except for the impact of any order or determination by the Federal Communications Commission or Federal appellate court concerning compensation paid by interexchange carriers and local exchange carriers to payphone service providers as provided in the Federal Communications Commission CC Docket No. 96-128, Implementation of the Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996.

          Section 4.02  Authorization.  Each of Old Davel, New Davel, D Sub and
                        -------------
P Sub has the necessary corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the affirmative vote of at least two-thirds of the outstanding shares of Old Davel Common Stock at the Davel Stockholders Meeting ("Davel Stockholder Approval") and to carry out
                                 --------------------------
its obligations hereunder. The execution and delivery of this Agreement by Old Davel, New Davel, D Sub and P Sub, the performance by Old Davel, New Davel, D Sub and P Sub of their respective obligations hereunder and the consummation by Old Davel, New Davel, D Sub and P Sub of the Transaction have been duly and validly authorized by the respective Boards of Directors of Old Davel, New Davel, D Sub and P Sub, have been approved by the Boards of Directors of Old Davel, New Davel, D Sub and P Sub as otherwise required by their respective articles of incorporation or comparable organizational documents, and have been approved by Old Davel as the sole stockholder of New Davel and by New Davel as the sole stockholder of each of D Sub and P Sub. Except for Davel Stockholder Approval, no other corporate proceeding on the part of Old Davel, New Davel, D Sub or P Sub is necessary for the execution and delivery of this Agreement by each of Old Davel, New Davel, D Sub and P Sub, the performance of their obligations hereunder and the consummation by Old Davel, New Davel, D Sub and P Sub of the Transaction. This Agreement has been duly and validly executed and delivered by each of Old Davel and P Sub and is a legal, valid and binding obligation of each of Old Davel, New Davel, D Sub and P Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

          Section 4.03  Capital Stock.  As of June 1, 1998, the authorized
                        -------------
capital stock of Old Davel consisted of: (a) 10,000,000 shares of Old Davel Common Stock, of which 4,647,809 shares were issued and outstanding and no shares were held in Old Davel's treasury and (b) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding. All of the outstanding shares of capital stock of Old Davel have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of June 1, 1998, except for Old Davel Options to acquire not more than 500,350 shares of Old Davel Common Stock and Old Davel Warrants to acquire not more than 58,000 shares of Old Davel Common Stock, there were no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating Old Davel to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock.

          Section 4.04  Subsidiaries.  Section 4.04 of the Davel Disclosure
                        ------------
Letter lists all direct and indirect subsidiaries of Old Davel (each, a "Davel
                                                                         -----
Subsidiary" and collectively, the "Davel Subsidiaries").  Except for the Davel
----------                         ------------------
Subsidiaries and as set forth in Section 4.04 of the Davel Disclosure Letter, Old Davel does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. Each Davel Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Section 4.04 of the Davel Disclosure Letter, each Davel Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably expected to have a Davel Material Adverse Effect. Except as set forth in Section 4.04 of the Davel Disclosure Letter, all outstanding shares of capital stock of each Davel Subsidiary are validly issued, fully paid and nonassessable and are owned by Old Davel or another Davel Subsidiary free and clear of any liens, claims or encumbrances.

          Section 4.05  Consents and Approvals; No Violations.  Except for (a)
                        -------------------------------------
applicable requirements of the Exchange Act, including the filing with and clearing by the SEC of the Form S-4, (b) the filing of a Pre-Merger Notification and Report Form by Old Davel and the expiration or termination of the waiting period under the HSR Act, (c) the filing of the PhoneTel Certificate of Merger as required by Ohio Law and the filing of the Davel Articles of Merger as required by Illinois Law, (d) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Transaction, (e) filings with the Nasdaq Stock Market to permit the shares of New Davel Common Stock that are to be issued in the Transaction to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance, and to continue to be listed on the Nasdaq Stock Market following the Closing Date, and (f) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required by state public utility or public service commissions or under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation by Old Davel, New Davel, D Sub or P Sub of the Transaction. Except as set forth in Section 4.05 of the Davel Disclosure Letter, neither the execution and delivery of this Agreement by Old Davel, New Davel, D Sub or P Sub, nor the consummation by Old Davel, New Davel, D Sub or P Sub of the Transaction nor compliance by Old Davel, New Davel, D Sub or P Sub with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the articles of incorporation or bylaws, or comparable organizational documents, of Old Davel or any Davel Subsidiary, (ii) at the PhoneTel Effective Time, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which Old Davel or any Davel Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to above in this Section 4.05, violate any Federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation applicable to Old Davel or any Davel Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to have a Davel Material Adverse Effect.

          Section 4.06  SEC Reports and Financial Statements.
                        ------------------------------------

               (a) Since December 31, 1994, Old Davel has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act (hereinafter collectively referred to as the "Old Davel Reports"), all of which have complied in all material respects
     -----------------
with all applicable requirements of the Securities Act and the Exchange Act.

               (b) None of Old Davel Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) The consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and changes in financial position (including, without limitation, the related notes thereto) of Old Davel and its consolidated subsidiaries included in the financial statements contained in Old Davel's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Old Davel 10-K") and in Old Davel's Quarterly Report on Form 10-Q for the
 --------------
quarter ended March 31, 1998 (the "Old Davel 10-Q") present fairly the
                                   --------------
consolidated financial position of Old Davel and its consolidated subsidiaries as of their respective dates, and the results of consolidated operations and changes in consolidated financial position for the periods then ended, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and in the case of unaudited interim financial statements subject to normal year-end audit adjustments and the absence of footnotes.

          Section 4.07  Absence of Undisclosed Liabilities.  Neither Old Davel
                        ----------------------------------
nor any Davel Subsidiary has any liabilities (whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of Old Davel and the Davel Subsidiaries as of December 31, 1997 or reflected in the notes thereto,

(b) liabilities incurred since December 31, 1997 in the ordinary course of business, (c) liabilities disclosed in Section 4.07 of the Davel Disclosure Letter, or (d) any liabilities which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Davel Material Adverse Effect.

          Section 4.08  Changes.  Since the date of the Davel 10-K, and except
                        -------
as set forth in the Davel Reports filed prior to the date of this Agreement (as amended to the date hereof, the "Filed Davel Reports"), and except as otherwise
                                 -------------------
disclosed in Section 4.08 of the Davel Disclosure Letter or as otherwise provided by this Agreement:

               (a) there has been no Davel Material Adverse Effect;

               (b) as of the date hereof, except as permitted or otherwise contemplated by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of Old Davel's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by Old Davel in respect of Old Davel's capital stock, or any issuance of any shares of capital stock of Old Davel, or any granting to any person of any option to purchase or other right to acquire shares of capital stock of Old Davel or any stock split or other change in Old Davel's capitalization;

               (c) as of the date hereof, neither Old Davel nor any Davel Subsidiary has entered into or agreed to enter into any new or amended contract with any labor unions representing employees of Old Davel or any Davel Subsidiary;

               (d) as of the date hereof, neither Old Davel nor any Davel Subsidiary has entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity;

               (e) as of the date hereof, neither Old Davel nor any Davel Subsidiary has (i) entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations and except for the Executive Agreements or (ii) made any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans; and

               (f) neither Old Davel nor any Davel Subsidiary has made any change in accounting methods, principles or practices materially and adversely affecting its assets, liabilities or business, except in accordance with GAAP.

          Section 4.09  Investigations; Litigation.
                        --------------------------

               (a) Except as described in Section 4.09 of the Davel Disclosure Letter, and other than reviews pursuant to the HSR Act, there are no pending or, to the knowledge of Old Davel, threatened investigations, reviews or inquiries by any Governmental Entity with respect to Old Davel or any of the Davel Subsidiaries or with respect to the activities of any officer, director or, to the knowledge of Old Davel, employee of Old Davel (an "Old Davel
                                                       ---------
Investigation"), other than Old Davel Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect. For the purpose of this Agreement, "knowledge of Old Davel" shall be
                                             ----------------------
deemed to mean the actual knowledge, after reasonable inquiry, of any executive officer of Old Davel.

               (b) Except as described in Section 4.09 of the Davel Disclosure Letter, (i) there are no actions or proceedings pending or, to the knowledge of Old Davel, threatened against Old Davel or any of the Davel Subsidiaries before any court or before any administrative agency or administrative officer or executive, whether Federal, state, local or foreign, which seek to enjoin the PhoneTel Merger or the Davel Merger which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against Old Davel or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Davel Material Adverse Effect, (iii) neither Old Davel nor any of the Davel Subsidiaries is in violation of, and none of them has received any claim or notice that it is in violation of, any federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any Governmental Entity, which violations, individually or in the aggregate, would reasonably be expected to have a Davel Material Adverse Effect; and (iv) there are no actions pending or, to the knowledge of Old Davel, threatened against the directors or any director of Old Davel alleging a breach of such directors' or director's fiduciary duties (except such actions which may arise as a result of the Transaction).

          Section 4.10  Environmental Matters.  Except as described in the Filed
                        ---------------------
Davel Reports, (a) Old Davel and each of the Davel Subsidiaries are in compliance with all applicable Environmental Laws, except for non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect, which compliance includes, but is not limited to, the possession by Old Davel and each of the Davel Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) neither Old Davel nor any of the Davel Subsidiaries has received written notice of, or, to the knowledge of Old Davel, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect; and (c) there has not been by Old Davel or any of the Davel Subsidiaries any treatment, storage, disposal or release of any hazardous or toxic material, substance or waste or of petroleum, or any fractions or by-products thereof, at any of their current or, to the knowledge of Old Davel, former properties or facilities or any current or, to the knowledge of Old Davel, former offsite properties and facilities used in the business of Old Davel or the Davel Subsidiaries (in each case, other than properties or facilities where payphones are located pursuant to agreements with Location Owners) in a manner or at levels that require or is reasonably likely to require investigation, removal or remediation under Environmental Laws that would, either individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect.

          Section 4.11  Certain Fees.  Except in connection with the engagement
                        ------------
of ABN AMRO Incorporated, none of Old Davel, D Sub, P Sub or New Davel has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the Transaction.

          Section 4.12  Taxes.    Each of Old Davel and the Davel Subsidiaries
                        -----
has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all materials respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a Davel Material Adverse Effect. Each of Old Davel and the Davel Subsidiaries has timely paid (or Old Davel has paid on its behalf) all taxes that have become due and payable, except to the extent the failure to pay such taxes individually or in the aggregate would not reasonably be expected to have a Davel Material Adverse Effect, and the most recent financial statements contained in the Davel Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by Old Davel and the Davel Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (a) No deficiencies for any taxes have been proposed, asserted or assessed against Old Davel or any of the Davel Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a Davel Material Adverse Effect. Except as set forth in Section 4.12 of the Davel Disclosure Letter, there is no action, suit, taxing authority proceeding or audit now in progress, pending, or, to the knowledge of Old Davel, threatened against or with respect to Old Davel or any of the Davel Subsidiaries.

          Section 4.13  Change of Control Provisions.  Except as disclosed in
                        ----------------------------
Section 4.13 of the Davel Disclosure Letter, none of the employment, consulting, severance or indemnification contracts or agreements between Old Davel or any Davel Subsidiary, on the one hand, and any directors, officers or other employees of Old Davel or any Davel Subsidiary, on the other hand, and none of Old Davel's or any Davel Subsidiary's employee benefit plans, programs or arrangements contains any change-in-control provision that would be triggered as a result of the Transaction.

          Section 4.14  Licenses.  Old Davel and the Davel Subsidiaries have
                        --------
obtained all Licenses material, individually or in the aggregate, to the conduct of the business of Old Davel and the Davel Subsidiaries taken as a whole. All of such Licenses are in full force and effect and, to the best of Old Davel's knowledge, will not be impaired or adversely affected by the Transaction in a manner or to a degree that would reasonably be expected to have a Davel Material Adverse Effect. There is not pending or, to the knowledge of Old Davel, threatened any domestic or foreign suit or proceeding with respect to the suspension, revocation, cancellation, modification or non-renewal of any of such Licenses, and, except as set forth in Section 4.14 of the Davel Disclosure Letter, no event under the control of Old Davel has occurred that (whether with notice or lapse of time, or both) would reasonably be expected to result in a suspension or revocation of or failure to renew any of such Licenses, the loss of which would reasonably be expected to have a Davel Material Adverse Effect.

          Section 4.15  Compliance with Other Instruments and Laws.  Except as
                        ------------------------------------------
set forth in Section 4.15 of the Davel Disclosure Letter, neither Old Davel nor any of the Davel Subsidiaries is in violation of any term of its articles of incorporation or bylaws or comparable organizational documents, or in violation of any judgment, decree or order which names Old Davel or any of the Davel Subsidiaries or in violation of any term of any other material instrument, contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except to the extent that any such violation would not reasonably be expected to have a Davel Material Adverse Effect. Except as set forth in Section 4.15 of the Davel Disclosure Letter, Old Davel's and each of the Davel Subsidiaries' businesses are in compliance with all Federal, state, local and foreign statutes, laws, ordinances, rules, governmental regulations, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to the operation of such business, except to the extent that the failure to be in compliance would not reasonably be expected to have a Davel Material Adverse Effect.

          Section 4.16  Employees.  Without limiting the generality of Section
                        ---------
4.15 hereof, Old Davel has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, and, to the knowledge of Old Davel, it does not have any material labor relations problems (including, without limitation, actual or threatened strikes or work stoppages or material grievances).

          Section 4.17  Information Supplied.  None of the information supplied
                        --------------------
or to be supplied by Old Davel for inclusion or incorporation by reference in
(i) the Form S-4 shall, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Proxy Statement shall, at the date it is first mailed to Old Davel's stockholders or at the time of the Davel Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 shall comply as to form in all material respects with the requirements of the Securities Act, except that no representation or warranty is made by Old Davel with respect to statements made or incorporated by reference in either the Form S-4 or the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein.

          Section 4.18  Opinion of Financial Advisor.  Old Davel has received
                        ----------------------------
the opinion of ABN AMRO Incorporated, dated the date hereof, to the effect that, as of such date, the PhoneTel Merger Consideration to be paid in the PhoneTel Merger is fair to Old Davel and its stockholders from a financial point of view.

          Section 4.19  Voting Requirements.  Davel Stockholder Approval is the
                        -------------------
only vote of the holders of any class or series of Old Davel's capital stock necessary to approve this Agreement and the Davel Merger.

          Section 4.20  State Takeover Statutes.  To the knowledge of Old Davel,
                        -----------------------
assuming no PhoneTel Shareholder will beneficially own 15% or more of the outstanding New Davel Common Stock after the PhoneTel Effective Time, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or Federal law applicable to Old Davel is applicable to the Transaction.

          Section 4.21  No Company Shares.  None of Old Davel, D Sub, P Sub or
                        -----------------
New Davel owns any shares of PhoneTel Common Stock.

          Section 4.22  Rights.  Assuming that no stockholder of PhoneTel shall,
                        ------
upon consummation of the PhoneTel Merger, become the beneficial owner of 15 percent or more of the shares of New Davel Common Stock then outstanding, the execution of this Agreement and the consummation of the Transaction do not and will not result in the ability of any person to exercise any New Davel Rights or enable or require any New Davel Rights to separate from the shares of the New Davel Common Stock to which they are attached or to be triggered or become exercisable.

          Section 4.23  Davel Financing Arrangements.  Old Davel has received a
                        ----------------------------
"highly confident" letter (the "Letter") from a responsible financing source
                                ------
which indicates the belief that funds shall be available from third parties sufficient in the aggregate to provide the funds necessary to effect the Debt Tender and the redemption of the PIK Preferred in accordance with Section 5.06 hereof and to pay the fees and expenses related to the Transaction (such necessary funds being referred to herein as the "Financing"). The Letter has
                                                 ---------
not been rescinded or withdrawn or amended in a manner adverse to PhoneTel. A copy of the Letter has been provided to PhoneTel.


                                 ARTICLE V

                             COVENANTS OF PHONETEL

          Section 5.01  Conduct of Business by PhoneTel Pending the PhoneTel
                        ----------------------------------------------------
Merger. PhoneTel covenants and agrees that, prior to the PhoneTel Effective Time
------
or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 9.01 hereof, except as contemplated by Section 5.04 hereof or as set forth in Section 5.01 of the PhoneTel Disclosure Letter, unless Old Davel shall otherwise consent in writing or except as otherwise contemplated by this
Agreement:

               (a) the businesses of PhoneTel and the PhoneTel Subsidiaries shall be conducted only in the ordinary and usual course; to the extent consistent therewith, PhoneTel shall use its best efforts to, and shall cause each PhoneTel Subsidiary to, preserve intact their respective business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with their respective suppliers, distributors, customers and others having business relationships with them; and PhoneTel shall notify Old Davel as promptly as practicable of any event or occurrence or emergency not in the ordinary and usual course of the business of PhoneTel or any PhoneTel Subsidiary and material to the business of PhoneTel and the PhoneTel Subsidiaries, taken as a whole;

               (b) neither PhoneTel nor any PhoneTel Subsidiary shall (i) amend its articles of incorporation or code of regulations or comparable organizational documents or (ii) split, combine or reclassify the outstanding PhoneTel Common Stock or declare, set aside or pay any dividend payable in cash, stock or property with respect to the PhoneTel Common Stock;

               (c) neither PhoneTel nor any PhoneTel Subsidiary shall issue or agree to issue any additional shares of, or rights of any kind to acquire shares of, its capital stock of any class other than the issuance of shares of capital stock of a PhoneTel Subsidiary to PhoneTel or, with respect to PhoneTel, PhoneTel Common Stock issuable upon exercise of PhoneTel Options or PhoneTel Warrants or upon conversion of Preferred Stock;

               (d) neither PhoneTel nor any PhoneTel Subsidiary shall enter into or agree to enter into, or amend, any contract or agreement with any labor unions representing employees of PhoneTel or any PhoneTel Subsidiary;

               (e) except as contemplated by Section 5.04 hereof, PhoneTel shall not authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Transaction), any acquisition or disposition of a material amount of assets or securities (including, without limitation, the assets or securities of any PhoneTel Subsidiary) or any material change in its capitalization, or enter into, other than in the ordinary course of business, a material contract or any release or relinquishment of any material contract rights;

               (f) PhoneTel shall not, and shall not permit any PhoneTel Subsidiary to, (i) enter into or amend any employment, severance or change-in-control agreement, or any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations, or as expressly provided by this Agreement and except for the Executive Agreements or (ii) make any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans;

               (g) PhoneTel shall not (i) create, incur or assume any long-term debt (including, without limitation, obligations in respect of capital leases) or, except in the ordinary course of business under existing lines of credit or except to fund out-of-pocket costs incurred in connection with the Transaction, create, incur, assume, maintain or permit to exist any short-term debt; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned PhoneTel Subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person other than a wholly owned PhoneTel Subsidiary (other than customary advances to employees and short-term investments pursuant to customary cash management systems of PhoneTel in the ordinary course and consistent with past practice); and

               (h) neither PhoneTel nor any PhoneTel Subsidiary shall agree in writing or otherwise to take (i) any action that it is prohibited from taking by this Section 5.01 or (ii) any action that would constitute or is likely to cause or result in a breach of any representation or warranty set forth herein or a breach in any material respect of any covenant or agreement set forth herein.

          Section 5.02  Stockholders' Meeting.  Subject to Section 5.04 hereof,
                        ---------------------
(a) PhoneTel shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of obtaining PhoneTel Stockholder Approval (the "PhoneTel Stockholders Meeting") and (b) the Board of
                           -----------------------------
Directors of PhoneTel shall (i) unanimously recommend adoption of this

Agreement by PhoneTel's stockholders and (ii) use reasonable best efforts to obtain PhoneTel Stockholder Approval.

          Section 5.03  Access to Information.  Subject to the terms of Section
                        ---------------------
6.01 hereof, PhoneTel shall give Old Davel, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours throughout the period prior to the Closing Date to all of the offices, properties, business and marketing plans, books, files and records of PhoneTel and the PhoneTel Subsidiaries, shall furnish to Old Davel, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and shall instruct PhoneTel's employees, counsel and financial advisors to cooperate with Old Davel in its preparation for integration into the business of Old Davel of the business of PhoneTel and the PhoneTel Subsidiaries. Throughout the period prior to the Closing Date, PhoneTel shall furnish promptly to Old Davel (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws, and (b) all such other information concerning its business, properties and personnel as Old Davel may reasonably request; provided that no investigation pursuant to
                                  --------
this Section 5.03 shall affect any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

          Section 5.04  No Solicitation.
                        ---------------

               (a) PhoneTel shall not, and shall use reasonable best efforts to cause its officers, directors, employees, investment bankers, attorneys, accountants and other agents retained by it not to, initiate, solicit or encourage any inquiries relating to, or the making of any, Acquisition Proposal or engage in negotiations or discussions with, or furnish any information to, any third party relating to any Acquisition Proposal. Notwithstanding the foregoing or any other provision of this Agreement, PhoneTel (i) may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with, or furnish information to, any third party with respect to any Acquisition Proposal if PhoneTel's Board of Directors determines in good faith, after consultation with counsel, that the failure to participate in such discussions or negotiations or to furnish such information may constitute a breach of its fiduciary duties under, or otherwise violate, applicable law, and
(ii) shall be permitted to (A) take and disclose to PhoneTel's stockholders a position with respect to an Acquisition Proposal or amend or withdraw such position or its position with respect to the PhoneTel Merger, or (B) make disclosure to PhoneTel's stockholders, in each case, if PhoneTel's Board of Directors determines in good faith, after consultation with counsel, that the failure to take such action may constitute a breach of its fiduciary duties under, or otherwise violate, applicable law. As used herein, "Acquisition
                                                              -----------
Proposal" shall mean any proposal made by a third party, other than Old Davel,
--------
New Davel, D Sub or P Sub, to acquire, directly or indirectly, (x) more than 25% of the shares and/or voting power of the PhoneTel Common Stock then outstanding pursuant to a merger, consolidation or other business combination, purchase of shares, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions or (y) all or a substantial portion of the business or assets of PhoneTel and the PhoneTel Subsidiaries.

               (b) PhoneTel shall advise Old Davel in writing of (i) the receipt, directly or indirectly, of any inquiries relating to an Acquisition Proposal promptly following such receipt,

(ii) the status of any discussions or negotiations with respect thereto, (iii) its intention to enter into any agreement relating to an Acquisition Proposal at least 24 hours prior to executing any such agreement, and (iv) any actions taken pursuant to Section 5.04(a) hereof promptly following such action. Following the receipt, directly or indirectly, of any Acquisition Proposal (or any inquiry referred to in clause (i) above), PhoneTel shall furnish to Old Davel either a copy of such Acquisition Proposal (or such inquiry) or a written summary of such Acquisition Proposal (or such inquiry).

          Section 5.05  Corporate Organization.  Notwithstanding anything to the
                        ----------------------
contrary contained in this Agreement or in the PhoneTel Disclosure Letter, PhoneTel and each PhoneTel Subsidiary shall take all reasonable actions necessary in order to remain duly qualified and in good standing until the PhoneTel Effective Time in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

          Section 5.06  Preferred Stock and Notes.  On or prior to the Closing
                        -------------------------
Date, PhoneTel shall (a) take all actions necessary to (i) allow the PhoneTel Warrants to be exercised by the holders thereof, (ii) allow the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, issued upon exercise of the PhoneTel Warrants, to be converted by the holders thereof into PhoneTel Common Stock and (iii) redeem for cash, at par, the PIK Preferred Stock, subject to the receipt of funds sufficient for such purpose from the proceeds of the Financing, and (b) use its reasonable best efforts to (i) consummate a tender offer (the "Debt Tender") for all of PhoneTel's outstanding
                                -----------
12% Senior Notes due 2006 (the "Notes") at a price not exceeding 101% of the
                                -----
principal amount of the Notes, subject to the receipt of funds sufficient for such purpose from the proceeds of the Financing, pursuant to which at least 80% of the aggregate outstanding principal amount of the Notes shall have been tendered (it being understood and agreed that (A) Old Davel shall use reasonable best efforts to enable New Davel to obtain the Financing necessary for PhoneTel to consummate such tender offer, as well as any redemption or purchase of the PIK Preferred Stock, and (B) any failure to receive tenders of at least 80% of the aggregate outstanding principal amount of the Notes shall not be a breach of the covenant set forth in this Section 5.06), (ii) procure the consent of the requisite principal amount of the Notes to allow PhoneTel to amend the indenture governing the Notes in a manner reasonably satisfactory to Old Davel and (iii) enter into a supplemental indenture with respect to the Notes reflecting such amendments.

          Section 5.07  Additional Voting Agreements.  PhoneTel shall use
                        ----------------------------
reasonable best efforts to cause additional holders of PhoneTel Common Stock to enter into voting agreements containing substantially the same terms as the PhoneTel Voting Agreements.

          Section 5.08  Confidentiality.  PhoneTel shall hold, and shall cause
                        ---------------
the PhoneTel Subsidiaries to hold, and shall use their respective, reasonable best efforts to cause their officers, directors, employees, consultants, advisors and agents to hold, in confidence, all trade secrets and confidential information concerning Old Davel and the Davel Subsidiaries furnished to PhoneTel in connection with the Transaction in accordance with the Confidentiality Agreement, dated May 29, 1998, by and between Old Davel and PhoneTel (the "Confidentiality Agreement").

                                 ARTICLE VI

                             COVENANTS OF OLD DAVEL

          Section 6.01  Confidentiality.  Old Davel shall hold, and shall cause
                        ---------------
the Davel Subsidiaries to hold, and shall use their respective reasonable best efforts to cause their officers, directors, employees, consultants, advisors and agents to hold, in confidence, all trade secrets and confidential information concerning PhoneTel and the PhoneTel Subsidiaries furnished to Old Davel in connection with the Transaction in accordance with the Confidentiality Agreement.

          Section 6.02  Obligations of the Davel Subsidiaries.  Old Davel shall
                        -------------------------------------
cause New Davel, D Sub and P Sub to perform their respective obligations under this Agreement and to consummate the Transaction on the terms and conditions set forth in this Agreement.

          Section 6.03  Indemnification.
                        ---------------

               (a) New Davel shall indemnify, or shall cause the PhoneTel Surviving Corporation or its successors or assigns to indemnify, to the fullest extent permitted under Ohio Law, each person who was or is or becomes prior to the PhoneTel Effective Time, a director, officer or trustee of PhoneTel and the PhoneTel Subsidiaries (the "Indemnified Parties") for costs and expenses
                            -------------------
incurred in respect of actions taken prior to and including the PhoneTel Effective Time in connection with their duties as directors, officers or trustees of PhoneTel (including the Transaction) for a period of not less than six years from the PhoneTel Effective Time; provided that, in the event any
                                            --------
claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Without limitation of the foregoing, in the event any Indemnified Party becomes involved in such capacity in any pending or threatened action, proceeding or investigation in connection with any matter, including the Transaction, occurring prior to and including the PhoneTel Effective Time, the PhoneTel Surviving Corporation, to the fullest extent permitted and on such conditions as may be required by applicable law, shall make advances for or reimburse such Indemnified Party for his or her legal and other out-of-pocket expenses (including the cost of any investigation and preparation) as incurred in connection therewith. In addition, during such six-year period the charter and by-laws of the PhoneTel Surviving Corporation or its successors or assigns shall contain provisions no less favorable to the present and former directors and officers of PhoneTel than those in effect in PhoneTel charter and by-laws as of the date hereof.

               (b) For not less than six years after the PhoneTel Effective Time, the Davel Surviving Corporation or the PhoneTel Surviving Corporation or their respective successors and assigns shall maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by PhoneTel's existing directors' and officers' liability insurance, on terms and conditions no less favorable to the Indemnified Parties than those in effect on the date hereof with respect to the Indemnified Parties; provided,
                                                                   --------
however, that in no event shall the Davel Surviving Corporation or the PhoneTel
-------
Surviving Corporation or their successors and assigns be required to pay an amount to maintain such insurance covering the Indemnified Parties in excess of 200% of the amount paid by PhoneTel as of the date hereof for such coverage; and provided further that if such amount would exceed 200% of the amount paid as of
-------- -------
the Closing Date
for such coverage, (i) the Indemnified Parties may accept the level of coverage available at 200% of the amount paid by PhoneTel as of the date hereof for such coverage or (ii) the Indemnified Parties may pay to the Davel Surviving Corporation or the PhoneTel Surviving Corporation, as directed by New Davel, such additional amount as would then be required to be paid in order to maintain the full amount of such coverage and the Davel Surviving Corporation or the PhoneTel Surviving Corporation, as the case may be, shall so maintain such coverage.

          Section 6.04   Davel Stockholders' Meeting.  Old Davel shall cause a
                         ---------------------------
meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of obtaining Davel Stockholder Approval (the "Davel
                                                                          -----
Stockholders Meeting").  The Board of Directors of Old Davel shall (a)
--------------------
unanimously recommend approval of this Agreement and the Davel Merger by Old Davel's stockholders and (b) use reasonable best efforts to obtain Davel Stockholder Approval.

          Section 6.05   New Davel Corporate Governance.  At the Closing, the
                         ------------------------------
Certificate of Incorporation of New Davel shall be substantially similar to the articles of incorporation of Old Davel with such modifications as may be necessary or desirable to conform to the Delaware General Corporation Law, except that the name of New Davel shall be changed to "Davel Communications, Inc.".

                    (a) At the Closing, the Bylaws of New Davel shall be substantially similar to the bylaws of Old Davel with such modifications as may be necessary or desirable to conform to the Delaware General Corporation Law.

                    (b) At the Closing and thereafter, New Davel shall exercise all authority to cause Mr. Peter Graf to be elected as a member of the Board of Directors of New Davel to serve until the first anniversary of the Closing Date.

          Section 6.06   Davel Financing.  Old Davel shall use reasonable best
                         ---------------
efforts to enable New Davel to secure the Financing and to enter into appropriate indentures, loan agreements or other agreements with respect to the Financing. In the event all or any portion of the Financing contemplated by the Letter becomes unavailable for any reason, Old Davel shall use reasonable best efforts to enable New Davel to secure the Financing by alternative means.

          Section 6.07   Employee Matters.
                         ----------------

                    (a) New Davel agrees that individuals who are employed by PhoneTel or any of the PhoneTel Subsidiaries immediately prior to the Closing Date shall remain employees of PhoneTel or such PhoneTel Subsidiary as of the Closing Date (each such employee, an "Affected Employee"); provided, however,
                                      -----------------    --------  -------
that nothing contained herein shall confer upon any Affected Employee the right to continued employment by PhoneTel or any of the PhoneTel Subsidiaries for any period of time after the Closing Date which is not otherwise required by law.

               (b) New Davel shall, or shall cause PhoneTel or one of the Davel Subsidiaries to give Affected Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by New Davel, PhoneTel or any of the Davel Subsidiaries for such Affected Employees' service with New Davel, PhoneTel or any affiliate thereof to the same extent recognized immediately prior to the Closing Date.

               (c) New Davel shall, or shall cause PhoneTel or one of the Davel Subsidiaries to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans in which such employees may be eligible to participate as of or after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in as of or after the Closing Date.

               (d) As of the Closing Date and through the period ending no earlier than December 31, 1998, New Davel shall, or shall cause PhoneTel or one of the Davel Subsidiaries to, provide coverage and benefits to Affected Employees pursuant to the employee benefit plans or arrangements (including, without limitation, the Plans) maintained by PhoneTel for such Affected Employees immediately prior to the Closing Date; provided, however, that (i) this Section 6.07(d) shall not require New Davel to provide or maintain any equity-based compensation plans of PhoneTel and (ii) nothing contained herein shall confer upon any Affected Employee the right to continued coverage and benefits pursuant to such PhoneTel plans or arrangements after December 31, 1998.

               (e) The PhoneTel Surviving Corporation shall continue to honor all employment, severance, separation and other compensation agreements existing as of the Closing Date between PhoneTel or any of the PhoneTel Subsidiaries with any officer or employee thereof, which are set forth on Schedule 6.07(e).

          Section 6.08  Financial Disclosure.  New Davel shall use reasonable
                        --------------------
best efforts to publish financial results (including combined sales and net income) covering at least 30 days of post-Transaction operations within 45 days and, in any event, shall publish such results within 75 days after the end of the first full calendar month following the month in which the Closing Date occurs.


                                 ARTICLE VII

                            COVENANTS OF THE PARTIES

          Section 7.01  Reasonable Best Efforts.  Subject to the terms and
                        -----------------------
conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transaction, provided that nothing herein shall require Old Davel or

New Davel to hold, manage or operate any assets separately or to enter into any sale or divestiture of assets. PhoneTel and Old Davel shall each furnish to one another and to one another's counsel all such information as may be required in order to accomplish the foregoing actions, subject to the terms and conditions of this Agreement. In connection with and without limiting the foregoing, PhoneTel and Old Davel shall (a) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Transaction and (b) if any state takeover statute or similar statute or regulation becomes applicable to the Transaction, take all reasonable action necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transaction.

          Section 7.02  Certain Filings.  PhoneTel and Old Davel shall cooperate
                        ---------------
with one another (a) in connection with the preparation of the Form S-4, the Proxy Statement and any other disclosure document filed after the date hereof pursuant to the Securities Act, the Exchange Act or any state securities law (each a "Disclosure Document"), (b) in determining whether any other action by
         -------------------
or in respect of, or filing with, any Governmental Entity or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the Transaction and
(c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Form S-4, the Proxy Statement and the Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

          Section 7.03  Public Announcements.  Old Davel and PhoneTel shall
                        --------------------
consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transaction and, except as may be required by applicable law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

          Section 7.04  Further Assurances.  Upon the terms and subject to the
                        ------------------
satisfaction of the conditions contained in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transaction.

          Section 7.05  Notices of Certain Events.  PhoneTel and Old Davel
                        -------------------------
 shall promptly notify the other of:

               (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transaction;

               (b) any notice or other communication from any Governmental Entity in connection with the Transaction;

               (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting

PhoneTel or any PhoneTel Subsidiary, on the one hand, or Old Davel or any Davel Subsidiary, on the other hand, which relate to the consummation of the Transaction; and

               (d) any action, event or occurrence that would constitute a breach of any representation, warranty, covenant or agreement of it set forth in this Agreement.

          Section 7.06  Preparation of the Form S-4 and the Proxy Statement.
                        ---------------------------------------------------

               (a) As soon as practicable following the date of this Agreement, PhoneTel and Old Davel shall jointly prepare and file with the SEC the Proxy Statement and PhoneTel, Old Davel and New Davel shall prepare, and New Davel shall file, with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Each of PhoneTel, Old Davel and New Davel shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. PhoneTel and Old Davel shall use their respective reasonable best efforts to cause the Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. New Davel also shall take any action (other than qualifying to do business in any jurisdiction in which Old Davel is not now so qualified or to file a general consent to service of process) reasonably required to be taken under any applicable state securities laws in connection with the issuance of the New Davel Common Stock in the Transaction, and PhoneTel and New Davel shall each furnish all information as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 shall be made by New Davel or to the Proxy Statement shall be made by PhoneTel or Old Davel, without providing the other party the opportunity to review and comment thereon. New Davel shall advise PhoneTel, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the New Davel Common Stock issuable in connection with the Transaction for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing Date any information relating to PhoneTel or Old Davel, or any of its affiliates, officers or directors, should be discovered by PhoneTel or Old Davel which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of PhoneTel and Old Davel.

          Section 7.07  Letters of Accountants.
                        ----------------------

               (a) Each of Old Davel and PhoneTel shall use its reasonable best efforts to cause to be delivered to the other party two letters from PhoneTel's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to Old Davel and PhoneTel and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

               (b) Each of Old Davel and PhoneTel shall use reasonable best efforts to cause to be delivered to the other party and such other party's independent accountants two letters from its independent accountants addressed to Old Davel and PhoneTel, one dated as of the date the Form S-4 is effective and one dated as of the Closing Date, in each case stating that accounting for the Transaction as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Transaction is consummated in accordance with this Agreement.

          Section 7.08  Affiliates.
                        ----------

               (a) Not less than 45 days prior to the PhoneTel Effective Time, PhoneTel shall deliver to New Davel a list of names and addresses of each person who, in PhoneTel's reasonable judgment, is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling Affiliate") of
                                                     -----------------
PhoneTel. PhoneTel shall provide New Davel such information and documents as New Davel shall reasonably request for purposes of reviewing such list. PhoneTel shall deliver or cause to be delivered to New Davel, not later than 30 days prior to the PhoneTel Effective Time, an affiliate letter in the form attached hereto as Exhibit A, executed by each of the Pooling Affiliates of PhoneTel
          ---------
identified in the foregoing list. New Davel shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the New Davel Common Stock to be received by the Pooling Affiliates of PhoneTel pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the New Davel Common Stock, consistent with the terms of such letters.

               (b) Not less than 45 days prior to the PhoneTel Effective Time, Old Davel shall deliver to New Davel a list of names and addresses of each person who, in Old Davel's reasonable judgment, is a Pooling Affiliate of Old Davel. Old Davel shall provide New Davel such information and documents as New Davel shall reasonably request for purposes of reviewing such list. Old Davel shall deliver or cause to be delivered to New Davel, not later than 30 days prior to the Davel Effective Time, an affiliate letter in the form attached hereto as Exhibit B, executed by each Pooling Affiliate of Old Davel identified
          ---------
in the foregoing list.

          Section 7.09  Nasdaq Listing.  New Davel shall use its reasonable best
                        --------------
efforts to cause the New Davel Common Stock to be issued in the Transaction to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date and to continue to be listed on the Nasdaq Stock Exchange following the Closing Date.

          Section 7.10  Tax Treatment.  Each of New Davel, Old Davel and
                        -------------
PhoneTel shall use its reasonable best efforts to cause each of the PhoneTel Merger and the Davel Merger to qualify as tax-free transactions (except with respect to any cash received).

          Section 7.11  Pooling of Interests.  Each of Old Davel and PhoneTel
                        --------------------
shall use its reasonable best efforts to cause the Transaction to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and each of PhoneTel and Old Davel shall not knowingly take any action that would cause such accounting treatment not to be obtained.

          Section 7.12  Representations.  Each of PhoneTel and Old Davel shall
                        ---------------
(a) use its reasonable best efforts to take all action necessary to render true and correct as of the Closing Date its representations and warranties contained in this Agreement, (b) refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time, and (c) perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it.


                                 ARTICLE VIII

                            CONDITIONS TO THE MERGER

          Section 8.01  Conditions to the Obligations of Each Party.  The
                        -------------------------------------------
obligations of PhoneTel, Old Davel, New Davel, D Sub and P Sub to consummate the Transaction are subject to the satisfaction or waiver of the following conditions:

               (a) this Agreement and the PhoneTel Merger shall have been approved and adopted by the stockholders of PhoneTel in accordance with Ohio Law;

               (b) this Agreement and the Davel Merger shall have been approved by the stockholders of Old Davel in accordance with Illinois Law;

               (c) any applicable waiting period under the HSR Act relating to the PhoneTel Merger and the Transaction shall have expired or been terminated;

               (d) no Governmental Entity shall have issued any judgment, injunction, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transaction, which judgment, injunction, order or decree or other action shall have become final and nonappealable;

               (e) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

               (f) the shares of Davel Common Stock issuable to PhoneTel's stockholders as contemplated by this Agreement shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance;

               (g) the PIK Preferred Stock shall have been redeemed, as contemplated by Section 5.06 hereof;

               (h) the transactions contemplated by that certain Stock Purchase Agreement, dated as of May 14, 1998, by and between Samstock, L.L.C. and Old Davel shall have been consummated; and

               (i) New Davel shall have obtained the Financing and entered into appropriate indentures, loan agreements, or other agreements with respect to the Financing.

          Section 8.02  Conditions to the Obligations of Old Davel, New Davel, D
                        --------------------------------------------------------
Sub and P Sub.  The obligations of Old Davel, New Davel, D Sub and P Sub to
-------------
consummate the Transaction are subject to the satisfaction of the following additional conditions:

               (a) the representations and warranties of PhoneTel as set forth in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date (other than those representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date) and PhoneTel shall have complied with or performed in all material respects all agreements and covenants required to be complied with or performed by it under this Agreement at or prior to the Closing Date; provided, that, for purposes of determining whether the
                     --------
condition set forth in this Section 8.02(a) has been satisfied, no representation or warranty of PhoneTel shall be deemed untrue, incorrect, not complied with or not performed as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with the representations or warranties of PhoneTel, has had or would reasonably be expected to have a PhoneTel Material Adverse Effect (disregarding for this purpose any materiality qualification contained in such representations or warranties);

               (b) receipt by Old Davel of an opinion of Arthur Anderson LLP, its independent certified public accountants, stating that accounting for the Transaction as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Transaction is consummated in accordance with this Agreement;

               (c) at least 80% of the aggregate outstanding principal amount of the Notes shall have been tendered to PhoneTel pursuant to and in accordance with of Section 5.06 hereof; and

               (d) Old Davel shall have received an opinion from Kirkland & Ellis, counsel to Old Davel, dated as of the Closing Date, to the effect that
(i) the Davel Merger, taken together with the PhoneTel Merger, will be treated as part of an integrated transaction that qualifies as an exchange of property for stock as described in Section 351 of the Code and (ii) no gain or loss will be recognized by a shareholder of Old Davel upon the exchange of its shares of Old Davel Common Stock for shares of New Davel Common Stock pursuant to the Davel Merger. In rendering such opinion, counsel to Old Davel shall be entitled to rely upon usual and customary representations of shareholders and officers of New Davel, Old Davel, PhoneTel and others.

          Section 8.03  Conditions to the Obligations of PhoneTel.  The
                        -----------------------------------------
obligations of PhoneTel to consummate the Transaction are subject to the satisfaction of the following additional conditions:

               (a) the representations and warranties of Old Davel as set forth in this Agreement shall be true and correct in all material respects as if made on and as of the PhoneTel Effective Time (other than those representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date) and Old Davel, New Davel, D Sub and P Sub shall have complied with or performed in all material respects all agreements and covenants required to be complied with or performed by them under this Agreement at or prior to the Closing Date; provided, that,
                                                              --------
for purposes of determining whether the condition set forth in this Section 8.03(a) has been satisfied, no representation or warranty of Old Davel shall be deemed untrue, incorrect, not complied with or not performed as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with the representations or warranties of Old Davel, has had or would reasonably be expected to have a Davel Material Adverse Effect (disregarding for this purpose any materiality qualification contained in such representations or warranties);

               (b) receipt by PhoneTel of an opinion of Price Waterhouse LLP, its independent certified public accountants, stating that accounting for the Transaction as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Transaction is consummated in accordance with this Agreement; and

               (c) PhoneTel shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to PhoneTel, dated as of the Closing Date, to the effect that the PhoneTel Merger, taken together with the Davel Merger, will be treated as part of an integrated transaction that qualifies as an exchange of property for stock as described in Section 351 of the Code and (ii) no gain or loss will be recognized by a shareholder of PhoneTel upon the exchange of its shares of PhoneTel Common Stock for shares of New Davel Common Stock pursuant to the PhoneTel Merger, except with respect to cash, if any, received in lieu of a fractional share of New Davel Common Stock. In rendering such opinion, counsel to PhoneTel shall be entitled to rely upon usual and customary representations of shareholders and officers of New Davel, Old Davel, PhoneTel and others.


                                 ARTICLE IX

                             TERMINATION AND WAIVER

          Section 9.01  Termination.  This Agreement may be terminated and the
                        -----------
Transaction may be abandoned at any time prior to the Closing Date (notwithstanding any approval of this Agreement and the PhoneTel Merger by the stockholders of PhoneTel or any approval of this Agreement and the Davel Merger by the stockholders of Old Davel as provided herein):

               (a) by mutual written consent of PhoneTel and Old Davel;

               (b) by either PhoneTel or Old Davel, if the Transaction has not been consummated by December 7, 1998; provided that no party may terminate this
                                      --------
Agreement pursuant to this subsection if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before such date;

               (c) by either PhoneTel or Old Davel, if there shall be adopted or enacted after the date hereof any law or regulation that makes consummation of the Transaction illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Old Davel or PhoneTel from consummating the Transaction is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

               (d) by either PhoneTel or Old Davel, if (i) PhoneTel Stockholder Approval shall not have been obtained at the PhoneTel Stockholders Meeting or any adjournment or postponement thereof or (ii) if Davel Stockholder Approval shall not have been obtained at the Davel Stockholders Meeting or any adjournment or postponement thereof;

               (e) by Old Davel, if PhoneTel's Board of Directors shall (i) withdraw, modify or change its recommendation or approval of this Agreement or the PhoneTel Merger in a manner adverse to Old Davel or (ii) have recommended any Acquisition Proposal other than by Old Davel, New Davel, P Sub or D Sub;

               (f) by Old Davel (provided that Old Davel is not then in breach of its obligations hereunder in any material respect), if PhoneTel shall have breached in any material respect any of its representations, warranties, covenants or agreements contained herein (determined in accordance with Section 8.02(a) hereof) and shall not have cured such breach within 30 days after PhoneTel receives written notice of such breach from Old Davel;

               (g) by PhoneTel, to allow PhoneTel to enter into an agreement in respect of an Acquisition Proposal which PhoneTel's Board of Directors has determined in the exercise of its fiduciary duties is more favorable to PhoneTel and its stockholders than the Transaction (provided that the termination
                                           --------
described in this subsection (g) shall not be effective unless and until PhoneTel shall have paid to Old Davel the termination fee described in Section 9.03(b) hereof); or

               (h) by PhoneTel (provided that PhoneTel is not then in breach of its obligations hereunder in any material respect), if Old Davel shall have breached in any material respect any of its representations, warranties, covenants or agreements contained herein (determined in accordance with Section 8.03(a) hereof) and shall not have cured such breach within 30 days after Old Davel receives written notice of such breach from PhoneTel.

Such right of termination shall be exercised by written notice of termination given by the terminating party to the other parties hereto in the manner hereinafter provided. Any such right of termination shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto.

          Section 9.02  Waiver.  At any time prior to the Closing Date, the
                        ------
parties hereto, by action taken by or pursuant to resolutions of their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) except for the requirements set forth in Sections 8.01(d), (e) and (f) and except for obtaining PhoneTel Stockholder Approval and Davel Stockholder Approval and for required filings with the Federal Trade Commission or the Department of Justice pursuant to the HSR Act and compliance with applicable waiting periods thereunder, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

          Section 9.03  Effect of Termination; Termination Fee.
                        --------------------------------------

               (a) If this Agreement is terminated pursuant to Section 9.01 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 5.08, 6.01, 9.03(b), 9.03(c), 10.05 and 10.07 hereof shall survive the termination hereof and except that no such termination shall relieve any party from liability for breach of this Agreement or failure by it to perform its obligations hereunder.

               (b) If (i) Old Davel shall have terminated this Agreement pursuant to Section 9.01(e) hereof or PhoneTel shall have terminated this Agreement pursuant to Section 9.01(g) hereof, then in either such case, PhoneTel shall (i) promptly, but in no event later than two business days after the date of such termination (or, if terminated by PhoneTel pursuant to Section 9.01(g) hereof, at the time specified in Section 9.01(g)), pay to Old Davel in same day funds a termination fee of $3,000,000 and (ii) promptly following the receipt of documentation with respect thereto, pay to Old Davel in same day funds an amount, not to exceed $1,000,000, equal to the actual and reasonably documented out-of-pocket expenses incurred by Old Davel and Equity Group Investments, Inc. directly attributable to the proposed Transaction, including negotiation and execution of this Agreement and the Financing. In no event shall PhoneTel be required to pay more than one termination fee and reimbursement of expenses pursuant to this Section 9.03(b).

               (c) If PhoneTel or Old Davel shall have terminated this Agreement pursuant to Section 9.01 (b) and the condition set forth in Section 8.01(i) shall not then have been satisfied, then Old Davel shall (i) promptly, but in no event later than two business days after the date of such termination, pay to PhoneTel in same day funds a termination fee of $1,000,000 and (ii) promptly following the receipt of documentation with respect thereto, pay to PhoneTel in same day funds an amount, not to exceed $500,000, equal to the actual and reasonably documented out-of-pocket expenses incurred by PhoneTel directly attributable to the proposed Transaction, including negotiation and execution of this Agreement, any redemption or purchase of the PIK Preferred Stock and the Debt Tender. In no event shall Old Davel be required to pay more than one termination fee and reimbursement of expenses pursuant to this Section 9.03(c).

                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.01  Closing.  The closing of each of the PhoneTel Merger
                         -------
and the Davel Merger and the Transaction (the "Closing"), including the PhoneTel
                                               -------
Effective Time and the Davel Effective Time, shall take place contemporaneously as soon as practicable after the satisfaction or, where applicable, waiver of the conditions contained in Article VIII hereof at such time and place as Old Davel and PhoneTel shall agree. The date on which the PhoneTel Effective Time and the Davel Effective Time occur is referred to herein as the "Closing Date".
                                                                 ------------

          Section 10.02  Notices.  All notices, requests and other
                         -------
communications to any party hereunder shall be in writing (including facsimile, telex or similar writing) and shall be given,

          If to Old Davel, New Davel, D Sub or P Sub, to:

          Davel Communications Group, Inc.
          1429 Massaro Boulevard
          Tampa, Florida  33619

          Attention:  Theodore C. Rammelkamp, Jr.
          Facsimile:  (813) 626-9610

          with a copy to:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:  R. Scott Falk
          Facsimile:  (312) 861-2200

          if to PhoneTel, to:

          PhoneTel Technologies, Inc.
          1001 Lakeside Avenue, 7/th/ Floor
          Cleveland, Ohio 44114
          Attention:  General Counsel
          Facsimile:  (216) 875-4337

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, New York 10022
          Attention:  Stephen M. Banker
          Facsimile:  (212) 735-2000
or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, upon confirmation of receipt, or (b) if given by any other means, when delivered at the address specified in this Section 10.02.

          Section 10.03  Survival of Representations and Warranties.  The
                         ------------------------------------------
representations and warranties contained herein shall not survive the Closing Date.

          Section 10.04  Amendments; No Waivers.
                         ----------------------

               (a) Any provision of this Agreement may be amended or waived prior to the Closing (whether before or after approval of this Agreement by the stockholders of Old Davel or PhoneTel, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties hereto or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after any such approval by the stockholders of Old
           --------
Davel or PhoneTel, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of Old Davel or PhoneTel, (ii) any term of the articles of incorporation of the PhoneTel Surviving Corporation (except that alterations or changes may be made that could otherwise be adopted by the Board of Directors of the PhoneTel Surviving Corporation) or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of shares of capital stock of Old Davel or PhoneTel.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 10.05  Expenses.  Except as provided in Section 9.03 hereof,
                         --------
each party shall pay its own costs and expenses relating to this Agreement and the Transaction, except that each of Old Davel and PhoneTel shall bear and pay one-half of the costs and expenses incurred in connection with the printing and mailing of the Proxy Statement.

          Section 10.06  Successors and Assigns.  The provisions of this
                         ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign,
                                             --------
delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

          Section 10.07  Governing Law; Jurisdiction.  This Agreement shall be
                         ---------------------------
construed in accordance with and governed by the law of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of Delaware and (b) the federal district courts located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

          Section 10.08  Counterparts; Effectiveness.  This Agreement may be
                         ---------------------------
signed in any number of counterparts (including by means of telecopied signature pages), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          Section 10.09  Headings.  Section headings used in this Agreement are
                         --------
for convenience only and shall be ignored in the construction and interpretation hereof.

          Section 10.10  No Third Party Beneficiaries.  Except for Section 6.03
                         ----------------------------
and 6.05(c) hereof, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.

          Section 10.11  Entire Agreement.  This Agreement and the
                         ----------------
Confidentiality Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   DAVEL COMMUNICATIONS GROUP, INC.


                                   By   /s/ David Hill
                                       -------------------------------
                                       Name:  David Hill
                                       Title: Chairman


                                   DAVEL HOLDINGS, INC.


                                   By    /s/ David Hill
                                        ------------------------------
                                        Name:  David Hill
                                        Title: President


                                   D SUBSIDIARY, INC.


                                   By    /s/ David Hill
                                        ------------------------------
                                        Name:  David Hill
                                        Title: President


                                   PT MERGER CORP.


                                   By    /s/ David Hill
                                        ------------------------------
                                        Name:  David Hill
                                        Title: President


                                   PHONETEL TECHNOLOGIES, INC.


                                   By    /s/ Peter Graf
                                        ------------------------------
                                        Name:  Peter Graf
                                        Title: CEO